UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

MONOTYPE IMAGING HOLDINGS INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice Of Annual Meeting

of Stockholders

Notice is hereby given that the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of Monotype Imaging Holdings Inc., a Delaware corporation (the “Company”), will be held on May 1, 2017, at 8:30 a.m. local time at the Company’s headquarters located at 600 Unicorn Park Drive, Woburn, Massachusetts 01801 for the following purposes:
1.	To elect three Class II directors nominated by the board of directors to serve until the 2020 annual meeting of stockholders and until their respective successors are duly elected and qualified or until their earlier resignation or removal;
2.	To hold an advisory vote to approve the compensation of the Company’s named executive officers;
3.	To hold an advisory vote on the frequency of future advisory votes to approve the compensation of the Company’s named executive officers;
4.	To approve the Company’s Third Amended and Restated 2007 Stock Option and Incentive Plan, which includes an increase of 1,400,000 shares available for issuance under such plan;
5.	To ratify the audit committee’s appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2017; and
6.	To consider and vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later postponement or adjournment, the Annual Meeting may be postponed or adjourned.

The board of directors has fixed the close of business on March 22, 2017 as the record date for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting and at any postponements or adjournments thereof. Only holders of record of the Company’s common stock, par value $0.001 per share, at that time will be entitled to receive notice of and to vote at the Annual Meeting and at any postponements or adjournments thereof.

You must bring to the Annual Meeting a picture identification and proof that you are a stockholder of record in order to vote your shares at the Annual Meeting.

By Order of the Board of Directors,

Janet M. Dunlap
Executive Vice President, General Counsel and Secretary
Woburn, Massachusetts
April 5, 2017

1

Table of

Contents

1	Questions and Answers About Our Annual Meeting
1	When and where is the Annual Meeting?
1	Who can vote?
1	How many shares must be present to conduct the Annual Meeting?
1	What is the difference between a “stockholder of record” and a “street name” holder?
1	What is a proxy?
1	How do I vote my shares?
1	Why did I receive more than one Proxy Statement and proxy card?
1	Can I vote my shares in person at the Annual Meeting?
1	What is a broker non-vote?
2	What Proposals will be voted on at the Annual Meeting and how does the Board recommend I vote?
2	What vote is required to approve each Proposal?
3	What happens if additional matters are presented at the Annual Meeting?
3	Can I change my vote after I have mailed my proxy card?
3	Who pays the cost of this proxy solicitation?
3	How do I make a proposal for consideration at next year’s annual meeting of stockholders?
4	Ownership Security Ownership Guidelines, Beneficial Ownership and Section 16(a) Reporting Compliance
4	Security Ownership Guidelines and Anti-Hedging Policy
4	Security Ownership of Certain Beneficial Owners
5	Security Ownership of the Board and Management
5	Section 16(a) Beneficial Ownership Reporting Compliance
6	Governance Proposal One Election of Directors
6	Description and Vote Recommendation
7	2016 Board of Directors Highlights
8	Biographies, Skills and Experience of our Board
12	Board Structure, Leadership, Governance and Independence
15	2016 Meetings of the Board, its Committees and Executive Sessions of Non-Employee Directors
16	Communication with our Directors
17	Director Compensation

18	Director Compensation Table – Fiscal 2016
19	Director Nominations
20	Compensation Proposal Two Advisory Vote on Executive Compensation
20	Description and Vote Recommendation
20	2016 Company Performance & Compensation Highlights
22	Biographical Information of Our Executive Officers and Key Employees
25	Compensation Discussion & Analysis
25	Our Executive Compensation Objectives and Principles
26	Executive Compensation Program Elements, Mechanics, and Timing
28	Benchmarking and Peer Group
29	How We Weight the Elements of Executive Compensation
30	Risk Mitigation in our Executive Compensation Programs
30	Stockholder Outreach
30	2016 Executive Compensation Payments
34	Tax and Accounting Considerations
34	Compensation Committee Report
36	Summary Compensation Table – Fiscal Years 2016, 2015, and 2014
37	Grants of Plan-Based Awards – Fiscal Year 2016
38	Outstanding Equity Awards at Fiscal Year End – 2016
39	Option Exercises and Stock Vested – Fiscal Year 2016
39	Potential Payments upon Termination or Change-in-Control
42	Frequency Proposal Three Advisory Vote on Frequency of the Advisory Executive Compensation Vote
42	Description and Vote Recommendation
43	Equity Proposal Four Vote on the Approval of the Company’s Third Amended and Restated 2007 Stock Option and Incentive Plan
43	Description and Vote Recommendation
43	Monotype’s Strategic Expansion and the Rationale for our Share Increase Request
44	Summary Information about our Current Equity Compensation Plans

44	Summary of Material Features of the Third Amended and Restated 2007 Plan
44	Information about the Third Amended and Restated 2007 Plan
45	Qualified Performance-Based Compensation under Code Section 162(m)
45	Summary of the Third Amended and Restated 2007 Plan
48	Plan Benefits
48	Tax Aspects under the Code
50	Audit Proposal Five Ratification of the Appointment of Our Independent Registered Public Accounting Firm
50	Description and Vote Recommendation
50	2016 Audit Highlights
51	Information about Our Audit Committee, Independent Registered Public Accounting Firm, and Fees Paid
51	2016 and 2015 Audit Fee Summary
51	Information Regarding Approval of Non-Audit Services
52	Audit Committee Report
54	Appendix 1 Third Amended and Restated 2007 Stock Option and Incentive Plan

2

Questions and Answers

About Our Annual Meeting

This proxy statement (the “Proxy Statement”) is being furnished in connection with the solicitation of proxies by the board of directors (the “Board”) of Monotype Imaging Holdings Inc., a Delaware corporation (the “Company”), for use at the Company’s 2017 Annual Meeting of Stockholders (the “Annual Meeting”). This Proxy Statement and form of proxy will be made available to stockholders on or about April 5, 2017.

When and where is the Annual Meeting?

Time:	8:30 a.m. Eastern
Date:	Monday, May 1, 2017
Location:	Company Headquarters
600 Unicorn Park Drive
Woburn, MA 01801

Who can vote?

Stockholders of record as of March 22, 2017 (our “Record Date”) are entitled to vote. As of our Record Date, there were 41,837,038 shares of our common stock (the “Common Stock”) entitled to vote. Each share of our Common Stock is entitled to one vote for each Nominee and one vote for each proposal.

How many shares must be present to conduct the Annual Meeting?

The presence at the meeting in person or by proxy of holders of shares representing a majority of all the votes entitled to be cast at the meeting, or 20,918,520 voting shares, will constitute a quorum for the transaction of business at the Annual Meeting.

What is the difference between a “stockholder of record” and a “street name” holder?

These terms describe how your shares of our Common Stock are held. If your shares are registered directly in your name with Computershare Investor Services, our transfer agent, you are a “stockholder of record.” If your shares are held in the name of a brokerage, bank, trust or other nominee as a custodian, you are a “street name” holder.

What is a proxy?

A proxy is your legal designation of another person to vote on your behalf. By completing and returning the enclosed proxy card, you are giving the persons named in the proxy card, Scott Landers and Anthony Callini, or each of them, each with the power of substitution, the authority to vote your shares in the manner you indicate on your proxy card.

How do I vote my shares?

If you are a stockholder of record, you have several choices. You can indicate your vote and designate your proxy:

–	Via the Internet;
–	By telephone; or
–	By mailing your enclosed proxy card.

Note that votes made by phone or on the Internet must be received by 11:59 p.m., local time, on April 30, 2017. Please refer to the specific instructions on the printed proxy card. If you hold your shares in street name, your broker, bank, trustee, or nominee will provide you with materials and instructions for voting your shares. If you return a properly signed proxy card but do not mark your vote on any matter, your shares will be voted FOR the director Nominees and Proposals.

Why did I receive more than one Proxy Statement and proxy card?

You will receive multiple Proxy Statements and proxy cards if you hold your shares in different ways (for example, by joint tenancy, in a trust, in a custodial account) or in multiple accounts. If your shares are held in street name, you will receive your proxy card or other voting information from your broker and you will return your proxy card(s) to your broker. You should vote on and sign each proxy card you receive. To request that only one copy of any of these materials be mailed to your household, please contact your broker.

Can I vote my shares in person at the Annual Meeting?

If you are a stockholder of record, you may vote your shares in person at the Annual Meeting. If you hold your shares in street name, you must obtain the appropriate documents from your broker, bank, trustee, or nominee giving you the right to vote the shares at the Annual Meeting. If you intend to attend the Annual Meeting in person, we encourage you to mark the “meeting attendance” box on your proxy card. You must bring to the Annual Meeting a picture identification and proof that you are a stockholder of record in order to vote your shares at the Annual Meeting.

What is a broker non-vote?

A “broker non-vote” refers to a share of our Common Stock represented at the Annual Meeting that is held by a broker or other nominee who has not received instructions from the beneficial owner or person entitled to vote such share and where the broker or nominee does not have discretionary power to vote. If you hold shares of our Common Stock in street name, you must provide written instructions on how you want your shares to be voted on each Proposal. If you do not provide voting instructions and the Proposal is considered a non-routine matter, then your shares will not be voted. Please note that Proposal One – Election of Directors; Proposal Two – Advisory Vote on Executive Compensation; Proposal Three – Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation; and Proposal Four – Approval of the Company’s Third Amended and Restated 2007 Stock Option and Incentive Plan are considered non-routine matters, so it is very important that you provide written instructions on each Proposal if you want your vote to be counted.

1

What Proposals will be voted on at the Annual

Meeting and how does the Board recommend

I vote?

The following is a summary of the Proposals being voted on at the Annual Meeting and the recommendations of the Board:

Proposal Number and Subject	Description	Board Recommendation
Proposal One – Election of Directors	We are asking our stockholders to re-elect Robert L. Lentz, Douglas J. Shaw, and Peter J. Simone (the “Nominees”), each as a Class II director, each for a three-year term.	The Board recommends you vote FOR the election of each Nominee.
Proposal Two – Advisory Vote on Executive Compensation	We are asking our stockholders, in an advisory, non-binding vote, to approve the compensation of the Company’s named executive officers.	The Board recommends you vote FOR the approval of the compensation of the Company’s named executive officers.
Proposal Three – Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation	We are asking our stockholders, in an advisory, non-binding vote, to approve a frequency of future advisory votes on executive compensation – annually, every two years or every three years.	The Board recommends you vote for a frequency of ANNUAL for future advisory votes on executive compensation.
Proposal Four – Approval of the Company’s Third Amended and Restated 2007 Stock Option and Incentive Plan	We are asking our stockholders to approve the Company’s Third Amended and Restated 2007 Stock Option and Incentive Plan, which includes an increase of 1,400,000 shares available for issuance under such plan.	The Board recommends you vote FOR the approval of the Company’s Third Amended and Restated 2007 Stock Option and Incentive Plan.
Proposal Five – Ratification of Independent Registered Public Accounting Firm	We are asking our stockholders to ratify the audit committee’s appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2017.	The Board recommends you vote FOR the ratification of Ernst & Young LLP.

What vote is required to approve each Proposal?

To approve each of the Proposals, the following votes are

required from our stockholders:

Proposal Number and Subject	Vote Required	Impact of Abstentions and Broker Non-Votes
Proposal One – Election of Directors	In uncontested elections, our directors are elected by a majority of the shares voted, which means that each Nominee receiving more for votes than against votes will be elected.	Abstentions and broker non-votes will not count as votes cast on Proposal One and will not affect the outcome of the vote.
Proposal Two – Advisory Vote on Executive Compensation	We will consider stockholders to have approved the Company’s executive compensation if the majority of votes are cast for Proposal Two.	Abstentions and broker non-votes will not count as votes cast on Proposal Two and will not affect the outcome of the vote.
Proposal Three – Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation	We will consider stockholders to have approved the frequency which receives the most affirmative votes cast from among the three choices provided for in this Proposal Three.	Abstentions and broker non-votes will not count as votes cast on Proposal Three and will not affect the outcome of the vote.
Proposal Four – Approval of the Company’s Third Amended and Restated 2007 Stock Option and Incentive Plan	The Company’s Third Amended and Restated 2007 Stock Option and Incentive Plan, which includes an increase of 1,400,000 shares available for issuance under such plan, will be approved if the majority of votes are cast for Proposal Four.	Abstentions and broker non-votes will not count as votes cast on Proposal Four and will not affect the outcome of the vote.
Proposal Five – Ratification of Independent Registered Public Accounting Firm	Ernst & Young LLP will be ratified if the majority of votes are cast for Proposal Five.	Abstentions and broker non-votes will not count as votes cast on Proposal Five and will not affect the outcome of the vote.

2

What happens if additional matters are presented at the Annual Meeting?

As of the filing date of this Proxy Statement, we know of no other matters other than the items of business described herein that can be considered at the Annual Meeting. If other matters requiring a vote do arise, the persons named as proxies will have the discretion to vote on those matters for you.

Can I change my vote after I have mailed my proxy card?

You may revoke your proxy by doing one of the following:

–	By signing a later-dated proxy card and submitting it so that it is received prior to the Annual Meeting in accordance with the instructions included on the proxy card(s);
–	By attending the Annual Meeting and voting your shares in person; or
–	By sending a written notice of revocation to:

Monotype Imaging Holdings Inc.

Attention: Corporate Secretary

600 Unicorn Park Drive

Woburn, MA 01801

Please note that your written revocation stating that you revoke your proxy must be received by our corporate secretary prior to the Annual Meeting.

Who pays the cost of this proxy solicitation?

The cost of solicitation of proxies for the Annual Meeting will be paid by the Company. In addition to the solicitation of proxies by mail, the directors, officers, and employees of the Company may also solicit proxies personally or by telephone without additional compensation. The Company will also request persons, firms, and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from the beneficial owners. The Company will reimburse holders for their reasonable expenses.

How do I make a proposal for consideration at next year’s annual meeting of stockholders?

Stockholder proposals submitted pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) for inclusion in the Company’s proxy statement and form of proxy for the 2018 annual meeting of stockholders must be received by the Company by December 6, 2017. Proposals must comply with the requirements as to form and substance established by the Securities and Exchange Commission (the “SEC”) in order to be included in our proxy statement and form of proxy.

In accordance with our current by-laws, for a stockholder to nominate a director or for a proposal of a stockholder to be presented at the Company’s 2018 annual meeting of stockholders, other than a stockholder proposal intended to be included in our proxy statement and submitted pursuant to Rule 14a-8 of the Exchange Act, a stockholder’s notice must be delivered to, or mailed and received at, the principal offices of the Company, together with all supporting documentation required by the Company’s by-laws, not prior to the close of business on January 1, 2018, nor later than the close of business on January 31, 2018. You may contact the Company’s corporate secretary at the address below for a copy of the relevant by-law provisions regarding the requirements for making stockholder proposals and nominating director candidates. Any proposals should be mailed to:

Monotype Imaging Holdings Inc.

Attention: Corporate Secretary

600 Unicorn Park Drive

Woburn, Massachusetts 01801

The Company’s Annual Report, including financial statements for the year ended December 31, 2016, is being mailed to stockholders concurrently with this Proxy Statement. The Annual Report, however, is not part of the proxy solicitation material, even when we specifically refer to the Annual Report on Form 10-K in this Proxy Statement. A copy of the Company’s Annual Report on Form 10-K filed with the SEC, including all exhibits to the Annual Report, may be obtained free of charge by writing to:

Monotype Imaging Holdings Inc.

Attention: Investor Relations

600 Unicorn Park Drive

Woburn, Massachusetts 01801

The Annual Report can also be viewed and/or downloaded from the Company’s website at http://ir.monotype.com/. The information contained on, or connected to, our website is not incorporated herein by reference.

3

Ownership

Security Ownership Guidelines, Beneficial Ownership, and Section 16(a) Reporting Compliance

Security Ownership Guidelines

and Anti-Hedging Policy

Our Board believes that security ownership by the Board and our CEO is important to align their interests with the interests of our stockholders and to further demonstrate to the investing public and our employees the Board’s and CEO’s commitment to our Company. Accordingly, we maintain stock ownership guidelines for both our non-employee directors and our CEO, which we make available on our website at http://ir.monotype.com/.

Our director stock ownership requirements state that any non-employee director who has served on our Board for at least three years is required to beneficially own a combination of shares of our Common Stock, vested stock options and unvested shares of restricted stock with a dollar value at least equal to three times the Board annual cash retainer on the measurement date, which is December 31 of their current service year. As of December 31, 2016, all non-employee directors met the requirements.

Our CEO is subject to equity ownership guidelines that, beginning four years after the later of the adoption of the guidelines or the first date he was employed as the Company’s CEO, require him to hold a combination of shares of our Common Stock, vested stock options, and unvested shares of restricted stock with an aggregate value at least equal to three times his base salary on the measurement date. The measurement date is defined as the close of business on

December 31 at the Company’s principal place of business. Our president and CEO, Scott Landers, was appointed to that position on January 1, 2016 and will become subject to these guidelines on January 1, 2020. However, as of January 1, 2017, Mr. Landers satisfied these ownership requirements.

We maintain an insider trading policy that prohibits all directors, officers and employees and their immediate family members from engaging in the following transactions relating to our securities or derivatives thereof: purchasing or selling puts or calls, short sales, trading during a standard quarterly or special blackout period and/or placing standing orders (other than under Company approved Rule 10b5-1 trading plans), and holding our securities or derivatives thereof in a margin account or pledging them.

Security Ownership of Certain

Beneficial Owners

The beneficial ownership of entities known to the Company to directly or indirectly own more than five percent of our Common Stock as of December 31, 2016 can be found in the table below. This information is based on publicly available filings on Form 13G for the period ending December 31, 2016 and the percentage ownership calculations are based on 41,305,268 shares outstanding on March 2, 2017.

	Shares Beneficially Owned

Name and Address of Beneficial Owner	Number	Percent
BlackRock Inc. 55 East 52nd Street New York, NY 10055	4,601,001	11.14%
Neuberger Berman Group LLC 1290 Avenue of the Americas New York, NY 10104	3,976,112	9.63%
Kayne Anderson Rudnick Investment Management LLC 1800 Avenue of the Stars, 2nd Floor Los Angeles, CA 90067	3,710,635	8.98%
The Vanguard Group Inc. 100 Vanguard Boulevard Malvern, PA 19355	3,387,901	8.20%
RGM Capital 9010 Strada Stell Court, Suite 105 Naples, FL 34109	2,346,280	5.68%

4

Security Ownership of the Board

and Management

The beneficial ownership of the Company’s Common Stock of all current directors and executive officers, both individually and as a group, is listed in the table below. This information is based on written representations made by each director and executive officer and the percentage ownership calculations are based on 41,305,268 shares outstanding on March 2, 2017.

	Shares Beneficially Owned

Name of Beneficial Owner	Number (1)	Percent
Scott E. Landers (2)	220,201	*
Joseph D. Hill (3)	34,562	*
Anthony Callini (4)	40,000	*
Benjamin W.L. Semmes III (5)	113,711	*
Steven R. Martin (6)	191,980	*
Janet M. Dunlap (7) +	117,545	*
Robert L. Lentz	39,918	*
Gay W. Gaddis	17,618	*
Roger J. Heinen Jr.	25,778	*
Pamela F. Lenehan (8)	73,558	*
Douglas J. Shaw +	19,897	*
Peter J. Simone	26,192	*
Timothy B. Yeaton	28,192	*
All executive officers and directors as a group (13 persons) (9)	949,152	2.3%

Section 16(a) Beneficial Ownership

Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than 10% of a registered class of our equity securities (collectively, “Insiders”) to file reports of ownership and changes in ownership with the SEC. Insiders are required by the SEC to furnish the Company with copies of all Section 16(a) reports they file. The Company has received written representations from all directors and named executive officers that no other reports were required during the year ended December 31, 2016 and all filing requirements applicable to the Insiders were timely satisfied.

*	Represents less than 1% of the outstanding shares of our Common Stock.
+	The executive officer or director has an active 10b5-1 trading plan as of the date of this Proxy Statement.
(1)	The total number of shares beneficially owned for each individual named above includes options to purchase Common Stock held by the beneficial owner that are currently exercisable or will become exercisable within 60 days of March 2, 2017.
(2)	The amount includes 4,605 shares of stock indirectly held by Mr. Landers in his wife’s and children’s names and 55,871 shares subject to options.
(3)	Mr. Hill was our Executive Vice President, Chief Financial Officer, Assistant Secretary and Treasurer until October 2016 when he left the Company. The amount includes 27,412 shares subject to options eligible to be exercised by Mr. Hill through March 16, 2017.
(4)	Mr. Callini joined the Company in January 2017 and is our current Executive Vice President, Chief Financial Officer, Assistant Secretary and Treasurer.
(5)	The amount includes 12,564 shares of stock indirectly held by Mr. Semmes in a roll-over individual retirement account and 40,076 shares subject to options.
(6)	The amount includes 111,955 shares subject to options.
(7)	The amount includes 33,177 shares subject to options.
(8)	The amount includes 2,000 shares of stock indirectly held by Ms. Lenehan in her spouse’s name.
(9)	The amount includes 268,491 shares subject to options and 19,169 shares indirectly held as noted above.

5

Governance

Proposal One

Election of Directors

The Board, upon the recommendation of its nominating and corporate governance committee, has nominated Robert L. Lentz (our chairman), Douglas J. Shaw, and Peter J. Simone and recommends that they be re-elected to the Board, each as a Class II director, to serve until the 2020 annual meeting of stockholders and until each of their successors is duly elected and qualified and until each of their earlier resignation or removal. Messrs. Lentz, Shaw, and Simone are currently Class II directors whose terms expire at this Annual Meeting. The Board anticipates that Messrs. Lentz, Shaw, and Simone, if elected, will each serve as a director. Each Nominee has consented to be named in this Proxy Statement. This Proposal relates solely to the election of the Nominees and does not include any other matters including the election of directors nominated by any stockholder of the Company.

Proxies will be voted FOR the election of Messrs. Lentz, Shaw, and Simone as Class II directors unless contrary instructions are set forth on the enclosed proxy card.

The Board of Directors recommends that stockholders vote FOR the election of the Nominees.

6

2016 Board of Directors Highlights The Board’s Operating Guidelines

–  Our Board operates under publicly available written corporate governance guidelines, which include majority voting standards in uncontested director elections and a director resignation requirement if a director is not re-elected in an uncontested director election.

–  Each committee operates under a publicly available written charter as adopted by our Board.

–  Directors are held to robust stock ownership guidelines, value equal to 3x annual cash retainer.

–  Every director on every committee of the Board is independent.

–  Corporate policies, governance guidelines and committee charters are reviewed at least annually.

Meeting Attendance of our Board Members

–  The majority of our directors attended 100% of the meetings of our Board and each committee on which he or she served in 2016.

–  All members of our Board attended our 2016 annual meeting of stockholders.

Board Composition

–  75% of our Board is comprised of independent directors.

–  33% of our independent directors are women.

–  Our two non-independent directors are our former president and CEO, who retired from that position on December 31, 2015, and our current president and CEO, who was appointed to that position on January 1, 2016 and elected to our Board on the same date.

–  Our Board has a diverse skill set among its members.

–  Our Board has separate positions for chairman of the Board and CEO.

–  The chairman of the Board is an independent director.

–  The chairman of our Board is subject to a re-evaluation of his leadership and re-election at the conclusion of his three-year term and in 2016 our chairman was re-elected to another three-year term.

–  Our Board is subject to majority voting standards in uncontested elections and a director resignation requirement if a director is not re-elected in an uncontested director election.

7

Biographies, Skills, and Experience of our Board

Biographies of our Non-Employee Directors and Nominees

The following biographical information lists the names, ages as of January 31, 2017, positions within the Company, current term and class, and relevant experience for the last five years for each of our non-employee directors, including the Nominees, and is based on information that has been provided to us by our directors and the Nominees. There is no family relationship between any director, Nominee or executive officer of the Company. None of our directors has been convicted of a criminal offense in the past ten years.

Biographical Information of the 2017 Nominees

(current term expires on the date of the Annual Meeting)

Robert L. Lentz, 66

Bob is a proven leader with a track record of 25+ years as senior management in growing technology companies and has a deep understanding of
Monotype’s products, market segments and customers.

Chairman of the Board of Directors since 2014

Re-elected as Chairman in 2017

Class II director since 2008

Douglas J. Shaw, 61

Doug was instrumental in founding Monotype, has been a leader in the font software and technology industry for 35 years, and his deep understanding of industry trends offers valuable guidance to the Board and our executive leadership team.

Class II director since 2004

President and Chief Executive Officer from 2007 through 2015

Other key strengths and experience Bob brings to the Monotype Board include:

–	Prior leadership experience in technology and software companies, coupled with the ability to assess current and future markets, allows him to provide a unique perspective and strategic guidance to our executive management team in his role as chairman.
–	Appointment as a professor and the entrepreneur in residence for the Center for Entrepreneurship Education at Northeastern University since July 2012.
–	Service as an independent consultant from March 2009 to June 2012, as the interim CEO of Digital Reef, Inc. from July 2009 until March 2011, and as president and CEO of Permission TV, Inc., from September 2006 to March 2010.
–	Service on the board of directors of Northern Power Systems since March 2014 and on the board of advisors for Hyperplane Venture Capital since January 2015.
–	He holds a BA from Northeastern University in Business Administration, an MBA from Babson College, and is a former CPA.

Other key strengths and experience Doug brings to the Monotype Board include:

–	Multiple leadership positions at font and font software technology companies over three decades allow him to bring a unique perspective to our Board and offer valuable insight to our executive management team on their go-to-market strategies.
–	Service as our president and CEO from 2007 to 2015, as our senior vice president and in various capacities with our predecessor companies Agfa Corporation and Agfa Monotype since 1986, and at Compugraphic from 1981 to 1986 where he co-founded Compugraphic’s font technologies division.
–	Appointed as part-time faculty at Boston College’s Carroll School of Management where he teaches management and organization.
–	Service on the Board of Directors of the Center for Women and Enterprise since August 2016.
–	He holds a BA in accounting from Boston College and an MBA from Babson College.

8

Peter J. Simone, 69

Having served many years as a CEO of both public and private companies, Pete has extensive experience serving the needs of the same customers as
Monotype, particularly in OEM market segments.

Chair, Audit Committee

Member, Nominating and Corporate Governance Committee

Class II director since 2006

Other key strengths and experience Pete brings to the Monotype Board include:

–	Significant public company financial and operational experience, which informs his role as chair of our audit committee, serving as one of our two “audit committee financial experts” as defined under the Exchange Act and the applicable rules of the NASDAQ Stock Market, and years of board level experience which he applies to his seat on our nominating and corporate governance committee.
–	Service as interim CEO of Lilliputian Systems, Inc. from January 2013 to May 2013, and as an investment consultant and a consultant to numerous private companies since February 2001.
–	Service on the board of directors and audit committee of Veeco Instruments, Inc. an equipment developer and supplier to various industries including data storage and semiconductors since 2004, and on the boards of certain privately held companies.
–	Former service on the boards of Cymer, Inc., a supplier of excimer light sources from May 1993 to May 2013, Inphi Corporation, a provider of analog semiconductor solutions for the communications and computing markets from March 2010 to May 2013, and Newport Corporation, a technology supplier to several industries including microelectronics manufacturing and communications from March 2003 until April 2016 when it was acquired by MKS Instruments.
–	He holds a Masters Professional Director Certification from the American College of Corporate Directors, a BS in accounting from Bentley University, an MBA from Babson College, and is a former CPA.

Biographical Information of Our Current Non- Employee Directors

Gay W. Gaddis, 59

A respected mobile and technology industry expert, Gay founded the largest woman-owned, independent advertising agency in the US and has a deep understanding of the technological needs and expectations of millennials, one of the fastest growing markets and the next generation of consumers.

Member, Management Development and Compensation Committee

Member, Nominating and Corporate Governance Committee

Class I director since 2014

Current term expires in 2019

Other key strengths and experience Gay brings to the Monotype Board include:

–	Significant business and entrepreneurial experience, which informs her seat on our management development and compensation committee, and public company board-level experience, which she applies to her seat on our nominating and corporate governance committee.
–	Founder of T-3, a collaborative think tank that works with Fortune 500 and international companies to design technology-fueled digital marketing strategies, since 1989.
–	Service as chair of the board of the Committee of 200 (C200), a preeminent global women’s business organization, chair of the Executive Committee for the Texas Business Leadership Council, and as a member of the advisory board of Womensphere.
–	Experience as a marketing director for Leadership Dynamics, public relations director for Baylor University Medical Center, and as a copywriter for The Richards Group, prior to founding T-3.
–	She holds a BFA from the University of Texas at Austin.

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Roger J. Heinen, Jr., 65

A veteran of software industry giants Apple and Microsoft, Roger has led numerous technical teams in developing software for leading companies worldwide, offering a unique perspective on distributed product development.

Member, Management Development and Compensation Committee

Member, Audit Committee

Class I director since 2006

Current term expires in 2019

Other key strengths and experience Roger brings to the Monotype Board include:

–	Years of technology business and leadership experience, which informs his seat on our management development and compensation committees and significant financial and operational experience which he applies to his seat on our audit committee.
–	Experience as a senior vice president in the developer division of Microsoft Corporation from January 1993 to March 1996.
–	Experience as a senior vice president of Apple Computer’s software division from December 1989 to January 1993.
–	Service as a director of Progress Software Corporation from April 1999 until May 2009.
–	He holds a BS in computer science from Worcester Polytechnic Institute, an S.E.P. from Stanford University, and a PhD, Hon. from Worcester Polytechnic Institute.

Pamela F. Lenehan, 64

With 20+ years on Wall Street as an investment banker, Pam is well-versed in strategy, M&A and financing. She’s been a public company officer, a high-tech start-up CFO and has extensive board experience.

Chair, Management Development and Compensation Committee

Member, Audit Committee

Class III director since 2006

Current term expires in 2018

Other key strengths and experience Pam brings to the Monotype Board include:

–	A deep understanding of executive compensation issues in knowledge-based industries, which she applies in her role as chair of the management development and compensation committee, and years of financial experience, which inform her seat on our audit committee, serving as one of our two “audit committee financial experts” as defined under the Exchange Act and the applicable rules of the NASDAQ Stock Market.
–	Experience serving as president of Ridge Hill Consulting, LLC, a strategy consulting firm since June 2002.
–	Experience serving on the board of directors of Civitas Solutions, Inc., a provider of services for individuals with intellectual and developmental disabilities and acquired brain injury since December 2008, as a member of the audit committee since January 2008, audit committee chair from January 2009 to January 2016, a member of the compensation committee since October 2015 and presiding director since January 2016, and on the board of directors of American Superconductor Corporation, which offers technology and solutions for clean energy since March 2011, as a member of the audit committee since March 2011, and the audit committee chair since August 2011.
–	Former service on the board and compensation committee for Spartech Corporation from December 2004 to March 2013, a member of their compensation committee from December 2004 to March 2013 and the chair of that committee from March 2007 to March 2013, and a member of their audit committee from January 2005 to March 2013 when it was acquired by PolyOne Corporation.
–	She holds a Masters Professional Director Certification from the American College of Corporate Directors, a BA in mathematical economics from Brown University, and an MA in economics from Brown University.

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Timothy B. Yeaton, 58

A product management expert with deep understanding of developing, marketing and launching software solutions, Tim has served as a CEO and an officer of leading software and technology companies.

Chair, Nominating and Corporate Governance Committee

Member, Management Development and Compensation Committee

Class III director since 2012

Current term expires in 2018

Other key strengths and experience Tim brings to the Monotype Board include:

–	Public company board-level experience, which he applies in his role as chair of our nominating and corporate governance committee, and long-term business and leadership experience including ten years in CEO roles, which allows him to bring a unique perspective on executive compensation matters to our management development and compensation committee.
–	Experience serving as the CMO, and previously as the senior vice president, infrastructure group, of Red Hat, Inc., a global leader in providing open source software solutions to the enterprise since January 2014.
–	Service as president and CEO of Black Duck Software, a leader in automating management, governance and the secure use of open source software from February 2009 to December 2013.
–	Former service on the board of directors of Actuate Corporation from January 2011 to January 2015 when it was acquired by OpenText, and on the board of directors of Black Duck Software from February 2009 to January 2016.
–	He has a BS in management from Roger Williams University and an MBA from Babson College.

You can read biographical information about Scott E. Landers, who is our president and chief executive officer and also as a director in the section entitled “Biographical Information of our Executive Officers and Key Employees.”

Skills and Experience of our Board

We want our directors to provide a collective skill set that not only strengthens the diversity and experience of our Board but also provides the oversight and strategic guidance we believe is integral to the success of our Company. We seek out certain specific characteristics in our Board members that we believe will enhance the Board’s ability to provide such oversight and strategic guidance as it relates to our business. Some of the specific characteristics we believe are important include:

–	Length and depth of their business experience;
–	Experience with mergers and acquisitions;
–	Understanding of or experience in the software and creative professional industries;
–	Leadership and/or operational experience in public companies or other major complex organizations;
–	Financial or financial industry experience or knowledge; and
–	Board level service experience.

We believe the characteristics and experiences that our directors, including the Nominees, bring to the Board complement each other and match the needs of our Company. The skill set we believe each director and Nominee brings to our Board is as follows:

Nominees

–	Robert L. Lentz has significant operational and leadership experience in the software industry as well as specific experience in the Company’s end-user industries.
–	Douglas J. Shaw has extensive knowledge of and experience in both the typographic and software industries as well as board level experience.
–	Peter J. Simone has significant leadership and operational experience across several industries, extensive board level experience, broad experience in finance and accounting and extensive experience in financial analysis for the investment community.

Directors

–	Gay W. Gaddis has extensive operational and leadership experience in creative professional industries including experience as a creative marketing and advertising professional, entrepreneur, and business owner.
–	Roger J. Heinen, Jr. has experience serving on the board of directors of technology companies, significant operational and leadership experience in the software industry, and experience with mergers & acquisitions.
–	Scott E. Landers has years of experience in finance, accounting, mergers & acquisitions, and significant leadership experience in the software industry.
–	Pamela F. Lenehan possesses extensive knowledge and experience in debt and equity financings and mergers & acquisitions, leadership and operational experience in major complex organizations, and significant board level service experience.
–	Timothy B. Yeaton has significant management and operational experience in high-growth software industries, experience in software technology development and business modeling, and experience with mergers & acquisitions.

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Board Structure, Leadership,

Governance, and Independence

The following provides information about the structure, leadership, governance,

and independence of our Board.

Board Structure

–	Our Board has eight members, is divided into three staggered classes (Class I, II and III), and each director in each class serves until a successor has been elected and qualified and until the earlier of their resignation or removal.
–	Our current Board is comprised of six independent and two non-independent directors.
–	Our two non-independent directors are our former president and CEO, Douglas J. Shaw, who has been a member of our Board since 2004 and was our president and CEO through December 31, 2015, and Scott E. Landers, who is our current president and CEO and became a director in 2016.

Board Leadership

We have separate positions for the chairman of the Board and president and CEO. Robert Lentz currently serves as our chairman and was re-elected by our Board in February 2017 to serve as a chairman for a second three-year term, which will begin on the day after our Annual Meeting. Our Board believes that there are advantages to having an independent chairman, including:

–	To assist in facilitating matters such as communications between the Board and our president and CEO;
–	To provide strategic guidance from the Board to our president and CEO and senior management team;
–	To assist the Board in reaching consensus on particular strategies and policies based on input from senior management;
–	To ensure that the appropriate level of oversight, independence and responsibility is applied to all Board decisions, including risk oversight; and
–	To allow the Board the opportunity to review the chairman’s effectiveness in the position at the end of each three-year term.

The Board believes that Mr. Lentz’s skill set, understanding of the Company’s business and end user markets, and his ability to offer strategic guidance to our executive management team allow him to continuously excel in his role as our chairman.

Board Governance

The Company and the Board are committed to good corporate governance practices that promote the long-term interests of our stockholders. We believe our governance practices not only strengthen our Board and executive management team accountability but also build trust in our Company with our stockholders. Our governance practices include:

–	In 2016, our Board adopted a majority voting standard for the election of directors in uncontested elections with a director resignation requirement if a director is not re-elected in an uncontested director election, and amended our corporate governance guidelines to reflect such change.
–	Our Board re-evaluates the effectiveness of our chairman of the Board every three years and either elects or re-elects a chairperson every three years.
–	Our Board operates under written corporate governance guidelines, which can be downloaded from our website at http://ir.monotype.com/.
–	The committees of the Board operate under written charters, which can be downloaded from our website at http://ir.monotype.com/.
–	Our Board conducts an annual self-evaluation, part of which is to determine whether or not the current leadership structure is optimal for our Company and our stockholders.
–	Each committee of the Board conducts an annual self-evaluation, part of which is to determine the effectiveness of the committee and highlight areas of committee focus for the upcoming year.
–	We conduct an annual review of corporate policies, governance guidelines and committee charters to ensure compliance with industry best practices.
–	The Company has adopted a Code of Business Conduct and Ethics, which can be downloaded from our website at http:// ir.monotype.com/, that is applicable to every member of our Board and all employees including our president and CEO and all senior financial officers.
–	We provide that any amendment to or waiver of a provision of our Code of Business Conduct and Ethics which applies to our principal executive officer, principal financial officer, principal accounting officer, controller or persons performing similar functions, will be disclosed by posting such information on our website.
–	Our Company policy encourages all directors to attend our annual meeting of stockholders.

Any of our committee charters, our corporate governance guidelines and our Code of Business Conduct and Ethics can also be obtained, free of charge, by writing to us at:

Monotype Imaging Holdings Inc.

Attention: Corporate Secretary

600 Unicorn Park Drive

Woburn, Massachusetts 01801

Board Responsibility for Risk Oversight

The Company’s management is responsible for day-to-day risk management and implementation of Company policies. We maintain an internal risk management committee that is responsible for ensuring that our risk management program, which is comprised of strategic, operational, financial, and legal risk identification and prioritization, as well as active risk management and mitigation, is reflected in our policies and actions. Our Board is responsible for our risk identification and prioritization process, has oversight of our risk management program, risks related to our operations and business strategy, and receives reports on risk management from members of our executive management team.

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Our audit committee has oversight responsibility for our Sarbanes-Oxley Act of 2002 compliance program, our internal audit function, and oversight of the resolution of certain issues identified by our information technology and security function. Our management development and compensation committee has oversight of risk considerations with respect to our executive compensation programs. The committee works directly with management to determine whether our programs improperly encourage management to take unnecessary risks relating to the business or whether risks arising from our executive compensation programs are reasonably likely to have a material adverse effect on the Company. Our Board believes that this shared oversight is appropriate, rather than consolidation of responsibility with a single board level risk management committee.

Board Review of Business Relationships

and Transactions

All related party transactions are reviewed under our related person transaction approval policy by our audit committee and reported to and, if required, approved by our Board. The term “related party transactions” refers to transactions required to be disclosed in our filings with the SEC pursuant to Item 404 of Regulation S-K. Responsibilities for these reviews and associated actions are as follows:

–	Our audit committee is responsible for our policies and procedures for the review of transactions between the Company and our directors, director nominees, executive officers, security holders that beneficially own more than 5% of any class of our voting securities, or the immediate family members of any of these persons under our written related person transaction approval policy;
–	A list of related persons, which is updated quarterly and cross-checked periodically, is available to our employees and officers who are involved with or familiar with the transactions, contracts or other legal or business arrangements that we may or have entered into; and
–	The related persons list is checked prior to entering into any transaction, contract or other legal or business arrangement.

If it is determined that we have entered into or may enter into a related person transaction, including any modification or addition to an existing contract or arrangement, our general counsel is notified and she reviews the applicable rules and determines whether the approval of our Board, the audit committee, or both, is required and if so that approval is obtained prior to entering into the transaction. No related person transaction is allowed unless our general counsel has either specifically confirmed in writing that no further approvals are necessary, or specifically confirmed in writing that all approvals necessary for us to enter into such arrangement have been obtained. In the event that a related party transaction requires the approval of the Board, the audit committee reviews the transaction and then makes a recommendation to the Board for its consideration before the transaction is entered into.

Independent Compensation Consultants

The management development and compensation committee has engaged Pearl Meyer & Partners LLP (“Pearl Meyer”) to serve as its independent compensation consultant. In this capacity, Pearl Meyer provides peer group advice, peer group pay practices and other relevant benchmarks with respect to the Company’s executive officer compensation, reviews of director compensation pay practices with the management development and compensation committee, and provides an ongoing overview of regulatory developments and compensation trends. In addition, Pearl Meyer reviews and advises the committee on executive officer and other key personnel compensation data and recommendations. During 2016, the management development and compensation committee engaged Pearl Meyer to provide further services including a comprehensive review of market non-employee director compensation and market executive long-term incentive programs. Pearl Meyer takes direction from the management development and compensation committee, reports directly to the committee and does not provide any services to the Company other than those described above.

The management development and compensation committee has assessed the independence of Pearl Meyer pursuant to SEC and NASDAQ Stock Market (“NASDAQ”) rules and determined that Pearl Meyer is independent and that their work has not raised any conflict of interest. In making this assessment, the committee considered each of the factors set forth by the SEC and NASDAQ with respect to the compensation consultant’s independence, including that Pearl Meyer provides no other services for the Company other than pursuant to its engagement by the management development and compensation committee and the individual compensation consultants from Pearl Meyer who advise the committee have no prior relationship with any of our named executive officers or any member of the Board. The committee also determined that there were no other factors that should be considered in connection with the assessment or that were otherwise relevant to the management development and compensation committee’s engagement of Pearl Meyer.

Independence of our Board

and Committee Members

Board Member Independence

Our Board has considered the relationships of all directors and any transactions involving the directors and determined that two of our directors, Douglas J. Shaw who was our president and CEO from 2007 through 2015 but remained on the Board as a director and Scott E. Landers who was appointed as our president and CEO and elected to the Board in 2016, each have a relationship that would interfere with the exercise of independent judgment in carrying out his responsibility as a director. Neither Messr. Shaw nor Landers serves on any committee of the Board. Aside from Messrs. Shaw and Landers, each director qualifies as an independent director under the rules of the SEC and NASDAQ.

Management Development and Compensation Committee Member Independence

Each member of our management development and compensation committee is independent as defined under the Exchange Act, Rule 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and the rules of NASDAQ.

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Audit Committee Member Independence

The Board has determined that Mr. Simone and Ms. Lenehan each qualify as an “audit committee financial expert” as defined under the Exchange Act and the applicable rules of NASDAQ. In making its determination, our Board considered the nature and scope of the experiences and responsibilities that Mr. Simone and Ms. Lenehan have previously had with reporting companies and, in the opinion of our Board, neither of them have a relationship that would interfere with the exercise of independent judgment in carrying out their responsibilities as a director. Each member of our audit committee is independent as defined under the Exchange Act and the applicable rules of NASDAQ.

Nominating and Corporate Governance Committee Member Independence

Each member of our nominating and corporate governance committee is independent as defined under the rules of NASDAQ.

Management Development and Compensation Committee Interlocks and Insider Participation

In 2016, Ms. Lenehan, Ms. Gaddis and Messrs. Heinen and Yeaton served on our management development and compensation committee. None of our executive officers serve as a member of the management development and compensation committee or as a director of any entity that has one or more of its executive officers serving as a member of our Board or management development and compensation committee. None of the members of our management development and compensation committee has ever been one of our employees.

Monotype designed Johnston100 as a

contemporary update to Transport for London’s

Johnston typeface, marking the centennial

of its use across the London bus, rail, and

Underground systems.

14

2016 Meetings of the Board, its Committees, and

Executive Sessions of Non-Employee Directors

The following provides information about the 2016 Meetings of the Board, its committees and any executive sessions of non-employee directors.

The Meetings of the Board of Directors

The Board met 15 times during 2016 and each director attended at least 75% of the total number of meetings of the Board and committees of the Board of which he or she was a member. In 2016, an executive session of the independent directors was held following a scheduled meeting of the Board and included only those directors who met the independence requirements of NASDAQ. Our chairman, Robert Lentz, is responsible for chairing any executive session.

The Meetings of the Committees of the Board

The Board has three standing committees: audit committee, management development and compensation committee, and nominating and corporate governance committee. The composition and function of each of our committees complies with the rules of the SEC and NASDAQ. The Board has adopted a written charter for each committee which is available to view or download on our website at http://ir.monotype.com/ or by writing to us at:

Monotype Imaging Holdings Inc.

Attention: Corporate Secretary

600 Unicorn Park Drive

Woburn, Massachusetts 01801

Management Development

and Compensation Committee

Chair:	Pamela F. Lenehan
Additional Members:	Gay W. Gaddis,
Roger J. Heinen Jr.
Timothy B. Yeaton
Number of Meetings in 2016:	10
Percentage of Meetings Attended by all Members in 2016:	90%

Responsibilities:

–	Reviewing and making recommendations to our Board with respect to the corporate goals and objectives relevant to the compensation of our CEO;
–	Evaluating the performance of our CEO in light of such corporate goals and objectives and determining and approving the compensation of our CEO;
–	Reviewing and approving the compensation of our other executive officers and members of management that report directly to our CEO;
–	Reviewing and making recommendations to our Board with respect to director compensation, with guidance from our nominating and corporate governance committee when required;
–	Establishing and reviewing our overall management compensation philosophy, strategy, and policies;
–	Reviewing peer group and market survey data with respect to setting the compensation of our executive officers;
–	Reviewing and approving actions with respect to the adoption, amendment, administration, and termination of all executive and non-executive incentive compensation plans and equity-based compensation plans;
–	Reviewing our sales compensation plans on a periodic basis to ensure alignment with Company objectives;
–	Reviewing our pension and other similar plans;
–	Making regular reports to our Board;
–	Determining the independence of, and the retention of any compensation advisor, and approving the compensation of, and overseeing the work of any such compensation advisor;
–	Reviewing and assessing the adequacy of the management development and compensation committee charter;
–	Evaluating the committee’s performance and reporting the results of such evaluation to our Board; and
–	Reviewing and discussing with management our executive compensation disclosure included in reports and registration statements filed with the SEC and producing required reports.

Audit Committee

Chair:	Peter J. Simone
Additional Members:	Roger J. Heinen, Jr.
Pamela F. Lenehan
Number of Meetings in 2016:	6
Percentage of Meetings Attended by all Members in 2016:	100%

Responsibilities:

–	Overseeing the Company’s financial reporting processes and audits of financial statements and internal control over financial reporting;
–	Reviewing all major accounting policies applicable to our Company:
–	Overseeing the Company’s compliance with the Sarbanes- Oxley Act of 2002;
–	Reviewing the Company’s internal audit function including the performance of such function;
–	Reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
–	Reviewing the internal reporting of the Company’s information technology security and protocols and overseeing information technology security issue resolution;
–	Meeting independently with our independent registered public accounting firm;
–	Appointing, retaining, terminating, approving the compensation of, evaluating the independence of and overseeing the work of our independent registered public accounting firm;

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–	Assuring the regular rotation of partners, including lead and concurring partners, of our independent registered public accounting firm as required under the rules of the Exchange Act;
–	Approving all audit and permissible non-audit services to be provided by our independent registered public accounting firm, including the terms of such services;
–	Establishing and overseeing the adequacy of procedures for receipt, retention and treatment of complaints and the submission by employees of concerns regarding accounting or auditing matters;
–	Making regular reports to our Board;
–	Conducting appropriate reviews of all related party transactions;
–	Reviewing and assessing the adequacy of the audit committee charter;
–	Evaluating the committee’s performance and reporting the results of such evaluation to our Board; and
–	Preparing the audit committee report required by SEC rules to be included in our proxy statements.

Nominating & Corporate Governance Committee

Chair:	Timothy B. Yeaton
Additional Members:	Gay W. Gaddis
Peter J. Simone
Number of Meetings in 2016:	3
Percentage of Meetings Attended by all Members in 2016:	100%

In 2016, our Nominating and Corporate Governance Committee recommended, and our Board approved, an amendment to our Company bylaws and our Corporate Governance Guidelines to provide for majority voting of directors in uncontested elections and a director resignation requirement if a director is not re-elected in an uncontested director election.

Responsibilities:

–	Developing and recommending to our Board a set of Corporate Governance Guidelines and Code of Business Conduct and Ethics;
–	Developing and overseeing a succession plan for our president and CEO;
–	Recommending to our Board the persons to be nominated for election as directors and to each of our committees;
–	Recommending to our Board the person to be nominated as chairman of the Board;
–	Developing and recommending to our Board criteria for Board and committee membership;
–	Identifying individuals qualified to become Board members;
–	Establishing procedures for stockholders to submit recommendations for director candidates;
–	Establishing procedures for identifying and evaluating director candidates including nominees recommended by stockholders;
–	Reviewing our disclosures concerning policies and procedures for identifying and reviewing Board nominee candidates;
–	Making regular reports to our Board;
–	Reviewing and assessing the adequacy of the nominating and corporate governance committee charter;
–	Evaluating the committee’s performance and reporting the results of such evaluation to our Board; and
–	Overseeing the evaluation of our Board, its committees and management.

Communication with our Directors

You can contact any of our directors by writing to them at:

Monotype Imaging Holdings Inc.

Attention: Corporate Secretary

600 Unicorn Park Drive

Woburn, Massachusetts 01801

Your letter should clearly specify the name of the individual director or group of directors you want your letter to be delivered to and the Company will deliver it.

As required by the Company’s Code of Business Conduct and Ethics and Audit Committee Complaint Procedures, a third-party provides a hotline and web page submission form for employees and other parties to communicate concerns to our management and Board. The web page submission form is located at www.alertline.com, and the hotline number in the United States is (800) 826-6762; a link to the numbers for calls made outside of the U.S. is available on the Corporate Governance section of our website, under Governance Documents, at http://ir.monotype.com/. Information submitted through the web submission or hotline is forwarded to our Board or audit committee and concerns can be reported anonymously if you choose.

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Director Compensation

The following provides a summary of the structure of our

non-employee director compensation in 2016.

Board and Committee Cash Retainers

Our non-employee directors receive cash compensation in the form of an annual retainer for their service on our Board and additional cash retainers for their service on committees. They do not receive meeting fees unless the number of meetings of the Board or any committee exceeds ten per year, in which case non-employee directors are entitled to receive per meeting fees of $1,000 for any additional meeting attended. Further, the Board has discretion to award additional compensation to any director who undertakes additional responsibility above and beyond their committee responsibilities. Our non-employee directors are also entitled to reimbursement of reasonable travel expenses for Board and committee meetings, Company-related activities that require their attendance, and payment of director-related education expenses.

Our Board reviews the structure and amount of director compensation every two years. In 2016, the management development and compensation committee engaged Pearl Meyer to assist with a comprehensive review of director pay practices, and the committee provided this information to our Board in conjunction with its director compensation review. Director compensation will be reviewed again in 2018.

Our annual cash retainer structure for our non-employee directors in 2016, was as follows:

Position	Annual Cash Retainer
Chairman of the Board	$125,000

Non-employee Director (other than the Chair)	$75,000

Additional cash retainers for each non-employee director who served on one or more Board committees in 2016 were as follows:

Position	Additional Cash Retainer
Audit Committee
Chair	$22,000
Member	$11,000
Management Development and Compensation Committee
Chair	$15,000
Member	$7,500
Nominating and Corporate Governance Committee
Chair	$10,000
Member	$5,000

There were 15 meetings of the Board in 2016, and accordingly, meeting fees were paid to each of our directors in 2016 in an amount reflective of the number of meetings over ten attended by each non-employee director. Actual cash retainers and meeting fees paid to each non-employee director in 2016 are set forth in the “Director Compensation Table - Fiscal 2016”.

Equity Compensation

In 2016, our non-employee directors received a grant of restricted stock equal to the number of shares with an approximate dollar value of $125,000 based on the closing price of a share of our Common Stock on the grant date. The restricted stock award granted in 2016 vests on the earlier of the first anniversary of the grant date or the date of our next annual meeting of stockholders. Additional equity awards to our non-employee directors, which may include options to purchase shares of our Common Stock, are considered and approved by our Board during regularly scheduled or special meetings of our Board prior to the grant date, which is generally the third business day following the annual meeting. In 2016, no additional equity awards were granted.

Equity Grants upon Election to the Board

Upon election to the Board, new non-employee directors receive a grant of restricted stock with an approximate dollar value equal to one and a half times the annual cash retainer paid to a member of the Board.

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Director Compensation Table – Fiscal 2016

The following table provides a summary of the compensation we paid to our non-employee directors in fiscal 2016.

Name (1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Other Compensation ($)(4)	Total ($)
Robert L. Lentz	130,000	125,010	—	255,010
Gay W. Gaddis	91,648	125,010	—	216,658
Roger J. Heinen, Jr.	99,352	125,010	—	224,362
Pamela F. Lenehan	106,000	125,010	—	231,010
Douglas J. Shaw	58,250	125,010	—	183,260
Peter J. Simone	107,000	125,010	—	232,010
Timothy B. Yeaton	96,500	125,010	367	221,877

(1)	Mr. Landers has been omitted from this table because he is an employee of the Company and does not receive non-employee director compensation for his service on our Board. Mr. Landers’ compensation for his service as an employee is set forth in the “Summary Compensation Table - Fiscal Years 2016, 2015, and 2014”.
(2)	Represents annual cash retainers for Board service, additional cash retainers for committee service, and meeting fees as follows: for Mr. Lentz represents board chair annual cash retainer and $5,000 in meeting fees; for Ms. Gaddis represents board member annual cash retainer, additional cash retainer for her service as a member of our management development and compensation committee throughout 2016, pro-rated additional cash retainer for her service as member of our nominating and corporate governance committee from March 3, 2016 through December 31, 2016, and $5,000 in meeting fees; for Mr. Heinen represents board member annual cash retainer, additional cash retainer for his service as a member of our management development and compensation committee and audit committee throughout 2016, pro-rated additional cash retainer for his service on our nominating and corporate governance committee from January 1, 2016 to March 3, 2016, and $5,000 in meeting fees; for Ms. Lenehan represents board member annual cash retainer, additional cash retainer for her service as chair of our management development and compensation committee and a member of our audit committee throughout 2016, and

$5,000 in meeting fees; for Mr. Shaw, represents pro-rated non-employee director annual cash retainer from April 1, 2016 through December 31, 2016 as Mr. Shaw was an employee of the Company from January 1, 2016 through March 31, 2016, and $2,000 in meeting fees; for Mr. Simone represents board member annual cash retainer, additional cash retainer for his service as the chair of our audit committee and a member of our nominating and corporate governance committee, and $5,000 in meeting fees; and for Mr. Yeaton represents board member annual cash retainer, additional cash retainer for his service as chair of our nominating and corporate governance committee and a member of our management development and compensation committee, and $4,000 in meeting fees.

(3)	Represents the grant date value of the 5,400 shares of restricted stock granted on May 10, 2016 to our non-employee directors, determined in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. Please see our Annual Report on Form 10-K for a description of the assumptions underlying the grant date fair value calculations.
(4)	For Mr. Yeaton, the amount represents $367 in dividends received on unvested restricted stock awarded in July 2012 where the impact of the dividend was not calculated in the grant date fair value.

The aggregate total number of outstanding unvested shares of restricted stock held by each non-employee director at December 31, 2016 is shown below. With the exception of the 1,266 of the 4,049 shares granted to Ms. Gaddis upon her election to the Board on February 24, 2014, all shares shown below will vest on May 1, 2017, which is the date of our Annual Meeting.

Name (1)	Grant Date	Number of Shares	Grant Date Fair Value ($)	Vesting Date
Robert L. Lentz	May 10, 2016	5,400	125,010	May 1, 2017
Gay W. Gaddis	(2)	6,666	162,534	(2)
Roger J. Heinen, Jr.	May 10, 2016	5,400	125,010	May 1, 2017
Pamela F. Lenehan	May 10, 2016	5,400	125,010	May 1, 2017
Douglas J. Shaw	May 10, 2016	5,400	125,010	May 1, 2017
Peter J. Simone	May 10, 2016	5,400	125,010	May 1, 2017
Timothy B. Yeaton	May 10, 2016	5,400	125,010	May 1, 2017
Total		39,066

(1)	Mr. Landers has been omitted from this table because he is an employee of the Company and does not receive non-employee director stock grants for his service on our Board.
(2)	On February 24, 2014, Ms. Gaddis received an initial director stock award of 4,049 restricted shares with a grant date fair value of $120,012 which vest quarterly in equal installments over a four year period, 1,266 shares of which remained unvested as of December 31, 2016. On May 10, 2016, Ms. Gaddis received a yearly director stock grant of 5,400 shares of restricted stock, which vest on May 1, 2017, the date of our Annual Meeting.

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Director Nominations

When our Board is required to select a new member, it relies on the nominating and corporate governance committee to identify suitable candidates for nomination and to assess their qualifications in light of the policies and principles in our corporate governance guidelines and the charter of the nominating and corporate governance committee.

Process for Identifying and Evaluating Director Nominations

Generally, the nominating and corporate governance committee identifies candidates for director nominees by consulting with other members of the Board and management, on its own, by utilizing search firms or other advisors, through the recommendations submitted by stockholders or through other methods deemed helpful in identifying candidates. Once candidates have been identified, the committee confirms the candidates meet the minimum qualifications by gathering information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means deemed to be helpful in the process. The committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board. Based on the results of this process, a recommendation is made with regard to the suitability for election of such candidates. The specific qualities and skills our Board and nominating and corporate governance committee look for in each candidate are outlined below.

Director Qualifications

In identifying prospective director candidates, the nominating and corporate governance committee considers all facts and circumstances it deems appropriate, including among other things, skill set, depth and breadth of business experience, independence, and the needs of the Board. This assessment includes consideration of the following minimum qualifications that must be met by all directors:

–	Be of the highest ethical character and share the values reflected in the Company’s Code of Business Conduct and Ethics;
–	Have a reputation, both personal and professional, consistent with the image and reputation of the Company;
–	Have the ability to exercise sound business judgment; and
–	Have substantial business or professional experience and be able to offer meaningful advice and guidance to management based on that experience.

The committee also considers factors such as:

–	An understanding of and/or experience in the technology, software, and creative professional industries or other experience deemed relevant at the time;
–	Leadership experience with public companies or other major complex organizations;
–	How such candidate would contribute to the diversity of the Board, although the Company does not have a formal diversity policy;
–	Experience in accounting or financial industries; and
–	The degree to which such candidate’s experience strengthens the Board’s collective qualifications and skills.

Procedures for Recommendation of Director Nominees by Stockholders

If you would like the nominating and corporate governance committee to consider a prospective director candidate, please submit the candidate’s name and qualifications and other information in accordance with the requirements for director nominations by stockholders in the Company’s by-laws to:

Monotype Imaging Holdings Inc.

Attention: Corporate Secretary

600 Unicorn Park Drive

Woburn, Massachusetts 01801

The corporate secretary will promptly forward any nominations to the nominating and corporate governance committee. All recommendations for nomination of a director candidate must be in writing and include the following:

–	The name and address of record of the stockholder;
–	A representation that the stockholder is a record holder of our securities, or if the stockholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Exchange Act;
–	The name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five full years of the proposed director candidate;
–	A description of the qualifications and background of the proposed director candidate which addresses the minimum qualifications described herein;
–	The consent of the proposed director candidate to be named in the proxy statement relating to the Company’s annual meeting of stockholders;
–	The consent of the proposed director candidate to serve as a director if elected at such annual meeting; and
–	Any other information regarding the proposed director candidate that is required to be included in a proxy statement filed pursuant to SEC rules.

Candidates may be required to undergo a comprehensive private investigation background check by a qualified company of the Company’s choosing and a candidate must complete a detailed questionnaire regarding his or her experience, background, and independence. Once the nominating and corporate governance committee receives the nomination of a candidate and the candidate has complied with the minimum procedural requirements above, the candidate is evaluated by the committee and a recommendation regarding the candidate is delivered to the Board. In addition, a stockholder can propose an individual for election to the Board in accordance with the Company’s by-laws.

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Compensation

Proposal Two

Advisory Vote on Executive Compensation

The Company gives its stockholders the annual opportunity to approve the compensation of our named executive officers. We believe our executive compensation programs have been designed to align executive incentives with the creation of long-term value for our stockholders. Although stockholder approval of our compensation plans for named executive officers is advisory in nature and not binding on the Company, our Board and management development and compensation committee value our stockholders’ opinions and will consider the outcome of this vote and determine what actions may be appropriate to address those concerns when making future executive compensation decisions.

This Proposal relates solely to the advisory vote to approve the compensation of the Company’s named executive officers and does not include any other matters. This vote is advisory and therefore not binding on us, our Board or our management development and compensation committee.

Proxies will be voted FOR this Proposal Two unless contrary instructions are set forth on the enclosed proxy card.

The Board of Directors recommends that stockholders vote FOR the approval of the compensation of our named executive officers.

2016 Performance & Compensation Highlights

Company Strategy

Over the past few years, we’ve witnessed a dramatic shift in the way people are creating and consuming content. Digital has become the primary method of information consumption, forcing brands to focus more intently on how they create a consistent experience across multiple consumer touchpoints. Social media, the explosive growth of mobile, and the demand for personalized content have created new ways for us to serve the expanding needs of design and marketing creative professionals. Brand experiences now include a broader range of design assets including type, user generated content, and emoji, among other assets. As brands’ needs have changed, we have expanded our offerings to better serve them.

Our markets and the established relationships we maintain with some of the world’s most recognizable brands are providing an opportunity for us to capitalize on, and expand beyond our strong foundation in type and extend our value proposition to include design assets, technology and expertise. We now offer more products and services to help brands express themselves and engage with customers - while measuring the performance and impact of their marketing campaigns. In 2016, we made significant strides toward our corporate goal of delivering more value to our customers while solidifying our foundation, fortifying our previous investments, and growing and expanding our business.

Operational Achievements

–	Our Creative Professional business represented more than 50% of our overall revenue for the first time in our history;
–	Our acquisition of Olapic Inc., and its subsidiaries Olapic UK Ltd., and Olapic Argentina S.A. (“Olapic”) added user generated content to our product offerings and talented professionals to the Company’s growing employee base;
–	Our Swyft business became self-funding during the year and launched more than 100 branded sticker apps into the Apple® iMessage® store on a single day in September;
–	We rolled out flexible licensing models and subscription services that make it easier for brands to work with some of the world’s most popular typefaces, and we saw several Global 2,000 brands take advantage of these new models;
–	We converted more than 30% of our estimated printer revenue from unit royalty payments to annual fee payments, providing greater revenue stability for the Company and more predictability for our printer customers;
–	We continued to demonstrate our ability to identify and capitalize on new revenue opportunities within the markets we serve with our launch of font licenses for HTML5 digital ads, and in our first year of licensing fonts for digital ads we more than quadrupled the revenue generated by licenses of web fonts for web sites in its first year; and

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–	Tapping into our deep expertise in type, in a collaboration with Google® we unveiled Google Noto, a typeface that spans more than 100 writing systems, 800 languages, and hundreds of thousands of characters – representing the launch of one of the largest type projects in history, enabling communication for billions of people around the world accessing digital content.

Connecting Compensation to

Company Performance

–	We target total cash and time-based equity compensation at median, with the opportunity to over-achieve median total compensation if we exceed our pre-determined performance targets.
–	The Company was required to meet at least 95%, up from 90% in 2015, of at least one of its revenue and non-GAAP net adjusted EBITDA targets before any named executive officer was eligible for cash incentive compensation.
–	More than 30% of the equity awards made to our named executive officers in 2016 will vest only upon the achievement of pre-determined revenue “stretch” goals that we believe are difficult to attain. Accordingly, when the Company does not over-perform, our named executive officers do not receive value from their performance-based equity awards.

The “Summary Compensation Table – Fiscal Years 2016, 2015, and 2014” in this Proxy Statement includes a dollar amount that represents the grant date fair value of all equity awards granted to our named executive officers in 2016. However, since a substantial portion of the equity awards made to our named executive officers vest based on the Company’s future performance, we believe it is important to consider the amount a named executive officer could actually realize in 2016 based on what awards vested during the year. The chart below shows the value of equity awards granted in 2016, as reported in this Proxy Statement, compared to the value of equity awards that actually vested in 2016.

Financial Highlights**

–	Total revenue of $203.4 million, an increase of 6% year-over-year.
–	Total Creative Professional revenue of $102.4 million, an increase of 16% year-over-year.
–	Non-GAAP net adjusted EBITDA of $59.8 million, or 29% of revenue.
–	Cash and cash equivalents of $91.4 million at December 31, 2016.

Investing for Success**

–	We hired more than 230 new employees across the Company in 2016, including those from the acquisition of Olapic, to help implement our corporate vision and expand our business opportunities;
–	We invested $7.7 million of non-GAAP net adjusted EBITDA in 2016 behind Olapic to help support our expansion and growth, and we are prepared to invest approximately $18.0 million of non-GAAP net adjusted EBITDA in 2017;
–	We maintained our commitment to return value to our stockholders:
–	With a 20% increase in the dividend that we pay quarterly, returning $17.5 million in 2016 and an aggregate $54.4 million over the life of the program returned to stockholders; and
–	Through our share buyback program announced in August 2016, which returned $5.6 million to stockholders in 2016.

**	See our Form 10-K for the year ended December 31, 2016 for a reconciliation of all non-GAAP financial measures to the comparable GAAP financial measures.

21

Biographical Information of Our Executive Officers

and Key Employees

The following provides information on our executive officers (including our named executive officers) and other key employees of the Company, including their titles and their ages as of January 31, 2017. These biographies are based on information each executive officer has provided to us. Officers of the Company are elected annually at the first meeting of the Board following each annual meeting of stockholders. Each officer holds office until the first meeting of the Board following the next annual meeting of stockholders and until his or her successor is duly elected and qualified and until his or her resignation or removal in accordance with the Company’s by-laws.

There is no family relationship between any director, Nominee or executive officer of the Company.

Our Executive Officers

Scott E. Landers, 46

President and Chief Executive Officer since 2016

Interim Chief Financial Officer from October 2016 to December 2016

Chief Operating Officer in 2015

Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary from 2008 to 2015

–	Prior to joining the Company, he served as vice president of global finance at Pitney Bowes Software and as the vice president of finance and administration for Pitney Bowes MapInfo Corporation from 2007 to 2008.
–	He has been a member of the board of Bridgeline Digital since January 2010, a member of its audit committee since February 2010, and its governance committee since May 2014.
–	He holds a BA in accounting from Le Moyne College, an MBA from the College of Saint Rose, and is a former CPA.

Janet M. Dunlap, 52 Executive Vice President, General Counsel and Secretary since 2015 Vice President, General Counsel and Secretary from 2010 to 2015 General Counsel and Secretary from 2006 to 2010

–	Prior to joining the Company, she was a partner at Goodwin Procter LLP from 2000 to 2006 and an associate from 1993 to 2000.
–	She sits on the board of directors of Snow Farm: The New England Craft Program, and the Center for Women and Enterprise, both not-for-profit organizations.
–	She holds a Professional Director Certification from the American College of Corporate Directors, a BA in economics from Franklin & Marshall College, and a JD from Boston College Law School.

Steven R. Martin, 55 Executive Vice President and Chief Innovation Officer since 2015 Senior Vice President, Engineering from 2012 to 2015 Vice President, Engineering and Development from 2005 to 2012

–	Prior to joining the Company, he was director of engineering for Newmarket International and served in various capacities with Nuance Communications, Inc., including as its vice president of new product development.
–	He holds a BS in computer science from Fitchburg State College, an MS in computer science from George Washington University, and in 2013 he completed an executive management program at the Harvard Business School.

Benjamin W.L. Semmes III, 50 Executive Vice President, Market Strategy and Sales since 2015

–	Prior to joining the Company, he served as senior vice president, maintenance and professional services – digital commerce solutions at Pitney Bowes, Inc. from 2013 to 2015, as its software group operating officer from 2008 to 2013, and as its business insights senior vice president, global services from 2006 to 2008.
–	He holds a BS in chemistry from Virginia Military Institute, an MS in information management from Stevens Institute of Technology, and he completed the Pitney Bowes Strategic Lead Program through the Executive Education arm of the University of Virginia’s Darden School of Business in 2010.

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Anthony Callini, 45 Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary since 2017 Mr. Callini was appointed our Chief Financial Officer in January 2017

–	Prior to joining the Company, he served as senior vice president, finance for Avid Technology, Inc., from 2013 to 2016, in various financial leadership positions, including most recently as senior vice president, finance and treasurer, at Open Solutions Inc. from 2004 to 2013, and he has previously held positions at both Ernst & Young LLP and Arthur Andersen LLP.
–	He holds a B.S. in Accounting from Fordham University and is a former CPA.

Joseph D. Hill, 54

Former Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary from 2015 to 2016

Mr. Hill left the Company in October 2016

–	Prior to joining the Company, he served as vice president, chief financial officer and treasurer at Metabolix, Inc. from 2008 to 2015, and as senior vice president and chief financial officer for AMICAS from 2004 to 2008 when it was sold to Merge Healthcare, Inc.
–	He holds a BS in business administration from Bryant College and an MSF from Bentley College.

Our Senior Officers

Below is biographical information for the senior officers of the Company, or our key employees, including their ages as of January 31, 2017.

Jennifer Bakunas, 41 Senior Vice President, America Sales since 2016

–	Prior to joining the Company, she served as vice president, global e-commerce sales for Pitney Bowes Inc. from 2014 to 2016, and from 2011 to 2014 she served as senior vice president, enterprise business development for Bridgeline Digital Inc.
–	She holds a BA in technical writing from the University of Central Florida.

Daniel T. Gerron, 50 Senior Vice President, Corporate Strategy and Development since 2015 Vice President, Corporate Development from 2010 to 2015 Vice President, Business Development from 2008 to 2010

–	Prior to joining the Company, he served as vice president of mergers and acquisitions for the software and marketing services division at Pitney Bowes Inc., and as vice president of business planning at MapInfo Corporation.
–	He holds a BA in Asian studies and an MBA from the University of Texas at Austin.

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Lisa A. Landa, 52 Senior Vice President, Corporate Marketing since 2015 Vice President, Corporate Marketing from 2011 to 2015

–	Prior to joining the Company, she served as the chief marketing officer for dynaTrace Software in 2011 until it was acquired, and as vice president, marketing for Arbor Networks from 2006 to 2011.
–	She holds a BA in art and English from Williams College.

Christopher J. Roberts, 49

Senior Vice President, Go to Market Operations since 2017

Senior Vice President, Digital Commerce from 2015 to 2017

Vice President and General Manager, Creative Professional from 2014 to 2015

Vice President and General Manager, E-Commerce from 2011 to 2014

–	He served in various capacities with the Company including as our vice president of marketing from 2007 to 2011 and as our director of consumer marketing, director of corporate marketing and as a marketing manager from 2001 to 2007.
–	He holds a BA in business administration from St. Michael’s College and an MBA from Clarkson University.

John H. McCallum, 60

Senior Vice President, EMEA Sales since 2017

Senior Vice President, Enterprise Solutions from 2015 to 2017

Vice President and General Manager, Enterprise Solutions from 2011 to 2015

Vice President, Creative Professional from 2009 to 2011

–	He has served in various capacities for the Company or its predecessors since 1993.
–	He has also served as the managing director of Monotype GmbH, our subsidiary located in Germany from 2014 to 2015, and as the managing director of Monotype Ltd., our subsidiary located in the United Kingdom since 1995.

Joseph G. Roberts, 52

Senior Vice President, APAC Sales since 2017

Senior Vice President, Consumer Solutions from 2015 to 2017

Vice President and General Manager, OEM from 2014 to 2015

Vice President and General Manager, Printer Imaging from 2013 to 2014

–	He has served in various capacities with the Company in our printer imaging group, including as our director of sales and our senior business development manager from 2002 to 2013.
–	He holds a BA in finance from Montana State University and an MBA from Rochester Institute of Technology.

Jennifer H. Peterson, 50 Senior Vice President, Human Resources since 2015 Vice President, Human Resources from 2013 to 2015

–	Prior to joining the Company, she served as Intralinks Holdings Inc. senior vice president of global human resources from 2011 to 2013, as its vice president of human resources, Americas from 2010 to 2011, and as vice president of human resources and business operations at Kadient, Inc. from 2005 to 2010.
–	She holds a BA in sociology from Franklin & Marshall College.

Brett S. Zucker, 44 Senior Vice President, Product Management and Marketing since 2015

–	Prior to joining the Company, he served as chief technology officer for Bridgeline Digital Inc. from 2006 to 2015, as its general manager from 2004 to 2006, and as its director of delivery from 2002 to 2004.
–	He holds a BS in electrical engineering from Cornell University and an MBA from Harvard Business School.

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Compensation Discussion & Analysis

This section describes the Company’s compensation programs for our named executive officers that were in effect for 2016 and the decisions made with respect to these programs. Our goal is to explain the details of these compensation programs and describe why we believe they are appropriate for our Company and our stockholders.

The compensation tables found in this section contain information for the individuals who served as our principal executive officer and principal financial officer at any time during fiscal 2016, as well as our three other most highly compensated executive officers who had been designated by the Company as executive officers as of December 31, 2016. These individuals are referred to as our named executive officers in this Compensation Discussion and Analysis, and are as follows:

–	Scott E. Landers – Mr. Landers served as our president and chief executive officer throughout 2016 and as our interim chief financial officer from October 2016 through December 2016. We refer to Mr. Landers as our president and CEO.
–	Joseph D. Hill – Mr. Hill served as our executive vice president, chief financial officer, assistant secretary and treasurer from January 2016 to October 2016, when he left the Company. We refer to Mr. Hill as our former executive vice president, chief financial officer, assistant secretary and treasurer.
–	Benjamin W.L. Semmes III – Mr. Semmes served as our Executive Vice President, Market Strategy and Sales throughout 2016.
–	Steven R. Martin – Mr. Martin served as our executive vice president and chief innovation officer throughout 2016.
–	Janet M. Dunlap – Ms. Dunlap served as our executive vice president, general counsel and secretary throughout 2016.

Our Executive Compensation Objectives

and Principles

We believe the Company’s success is dependent on experienced, engaged, and motivated talent at all levels of the organization. We strive to provide a total compensation package to our executive officers that we believe:

–	Provides compensation opportunities that are competitive for comparable positions at similar companies, including those with whom we compete for talent;
–	Reflects the level of accountability, business impact, and future potential of each executive officer;
–	Aligns the interests of our executive officers with those of our stockholders by linking their compensation to the achievement of the Company’s short- and longer-term business strategies and objectives;
–	Reinforces ethical business practices;
–	Increases the proportion of variable compensation as an executive officer’s level of responsibility increases;
–	Discourages excessive or unnecessary risks; and
–	Motivates team behavior to achieve superior cross-organizational results.

We focus on maintaining total compensation levels that we believe will be perceived by our executive officers and stockholders as fair and equitable. We rely on the following principles to guide our executive compensation decisions:

–	Focus on Total Compensation Opportunity

Compensation decisions are based on the overall compensation opportunity, which includes base salary, short-term cash incentive compensation, equity incentive compensation, and benefits.

–	Pay Competitively

We target the total compensation opportunity to be in-line with executives who hold comparable positions at public companies of similar size and in similar industries.

–	Reward Results

A significant portion of the total compensation opportunity is variable and performance based, subject to increase when results exceed pre-determined corporate targets and decrease when results fall below target. No payout is made if results do not achieve threshold levels of performance.

–	Our short-term incentive plan rewards annual financial performance results.
–	Our long-term incentive awards include performance shares, which only vest upon the achievement of stretch goals in support of the Company’s long-term strategic goals.
–	No Executive Only Perquisites

Other than an annual physical examination that gives our executives the opportunity to complete all of their annual doctors’ appointments in one visit, the benefits package offered to our executive officers is the same as the benefits package provided to all full time employees.

–	Same Policies for all Named Executive Officers

All of our named executive officers are compensated under the same policies, which are reviewed regularly by the management development and compensation committee to assure they are aligned with our overall compensation objectives and principles.

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Executive Compensation Program Elements,

Mechanics, and Timing

Our management development and compensation committee determines executive compensation by utilizing input from our president and CEO, senior vice president of human resources, and Pearl Meyer, the committee’s independent compensation consultant. In order to make executive compensation determinations, the committee considers a variety of topics and reviews materials that are provided by the Company, Pearl Meyer and/or other industry sources. The chart below shows the compensation topics considered by the management development and compensation committee and when the committee discusses, reviews, and approves each topic, as applicable:

	Second Quarter	Third Quarter	Fourth Quarter	First Quarter of Next Fiscal Year
Compensation Philosophy and Performance
Compensation Philosophy	Review
Performance, including of our president and CEO				Discuss
External Compensation Perspectives
Peer Group Selection	Review & Approve
Marketplace Trends		Review
Competitive Market Analysis		Discuss
Regulatory Requirements and Implications	Review	Review	Review	Review
Compensation Program Design and Approval
Company Created Tally Sheets		Review
Annual Total Compensation Plan Design		Discuss	Review	Approve
Cash Compensation Recommendations		Discuss	Review	Approve
Annual Compensation Plan and Company Performance Targets			Review	Approve
Equity Budget	Review	Review	Review	Approve
Possible Awards under the Annual Incentive Compensation Plan			Review	Approve

The committee oversees the development of our executive compensation plans and policies, including our Second Amended and Restated 2007 Stock Option and Incentive Plan (the “2007 Option Plan”) and our Executive Incentive Bonus Plan (the “Incentive Plan”) which was adopted by the Board in February 2014, and under which certain financial performance goals for fiscal 2016 were established by the Board. Further, the management development and compensation committee reviews and approves the cash and equity compensation of our executive officers. The next chart summarizes the three main elements of our executive compensation programs, including why the element is part of our compensation program, when the element is approved, and the mechanics of each program element. The management development and compensation committee makes the determination with respect to each of these elements and the president and CEO provides input on all executive officers except himself.

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	Base Salary	Cash Incentive Compensation	Equity Incentive Compensation
Why Provide this Element	Compensation to attract and retain executive talent.	Reward for achievement of the Company’s short-term financial and operational results.	Align executive officer interests with stockholders to reward for value growth. Focuses efforts and decision making on sustained long-term performance and retains talent based on vesting schedule and realizable value.
When Determined	Annually, during the first quarter of the fiscal year, and applied retroactively to January 1 of the applicable fiscal year.	Annually, after the review by the management development and compensation committee of our audited financial statements for the prior year and consideration of the individual’s prior year performance results.	Generally granted annually following the filing of our Annual Report on Form 10-K for the prior fiscal year, however, the committee has discretion to make equity awards at any time. Equity grants may also be made following the hire or the promotion of an executive officer.
Program Mechanics	Determined with consideration of job responsibilities, prior experience, demonstrated leadership, individual performance results against stated objectives and anticipated impact on our success. Mid-year adjustments may be made to reward a promotion, substantial increase in responsibilities, or if a market adjustment is required for fair pay or retention.	Under the Incentive Plan, corporate performance goals, determination of eligible participants and individual targets are established annually. In 2016, no executive officer was eligible for a bonus payment unless the Company achieved at least 95% of one or more of the pre-established corporate financial performance goals. Under the Incentive Plan, the management development and compensation committee cannot establish a maximum cash incentive compensation amount for any participant that is greater than two times their base salary. In addition, once the targets are established, the committee does not have discretion to increase a payout under the Incentive Plan for any participant.	Awards are defined by our 2007 Option Plan and made under our equity award grant policy. Awards granted annually, in the aggregate, are based on internal dilution guidelines, management recommendations, benchmarking to industry and peer group data and an analysis of overhang and dilution compared to our peer group. Individual awards take into account peer group award levels, current and anticipated future individual performance and impact as well as retention value of current holdings. Grants are made at fair market value and calculated based on our closing market price on the grant date. Generally, vesting terms for restricted stock and options are 25% after the first year and quarterly thereafter, but can vary based on the intention of the committee in granting the award and the award type. Performance shares only vest upon achievement of pre-determined performance targets.

Above and beyond the compensation elements listed in the chart, we also offer the following benefits to all employees, including our named executive officers:

–	Discretionary 401(k) matching program;
–	Life and disability insurance;
–	Travel and accident insurance;
–	Optional health, dental and vision (which requires cost sharing);
–	Supplemental life insurance coverage, which is fully paid by any employee electing this benefit; and
–	Tuition reimbursement program.

We offer only one perquisite to our executive officers that is not available to our entire employee base - a comprehensive, Company-paid yearly physical examination. Although the Company’s medical plan already provides for annual physicals, the comprehensive examination provides the convenience of doing all appointments and tests in one location on a single day, which helps encourage our executive officers to conveniently take the time necessary to maintain their health and wellness.

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Benchmarking and Peer Group

In order to make compensation decisions, the management development and compensation committee benchmarks total compensation and each individual compensation element to determine whether our compensation is competitive by comparing our financial performance and executive compensation against an approved peer group of companies. For 2016, the peer group was selected with guidance from Pearl Meyer and approved by the management development and compensation committee based on a comparison of the following objective and qualitative criteria between the peer group and the Company:

Objective Criteria

–	US based publicly traded organizations in either the applications or systems software or internet software and services industries;
–	Organizations that list the Company as a peer for executive pay purposes;
–	The ISS peer group; and
–	Companies with revenue between $75 million to $480 million with market capitalization of $230 million to $2.3 billion over a trailing twelve month period.

Qualitative Criteria

–	Organizations with comparable products, services and end markets to those of the Company;
–	Organizations with greater than 25% of their revenue coming from outside of the United States;
–	Organizations with expected projected double-digit revenue growth over a one-year period;
–	Organizations with double-digit EBITDA margins; and
–	Local competitors for talent.

The management development and compensation committee determined that it was appropriate to adjust the market capitalization and revenue ranges used to determine our 2016 peer group companies from the ranges used in 2015 to reflect the current revenue performance, EBITDA, revenue growth, and market capitalization of the Company and the peer group companies. In 2016, four peer group companies, Constant Contact Inc., Netscout Systems, Inc., Rocket Fuel Inc., and Synchronoss Technologies, Inc. were removed from the peer group - Constant Contact was removed because it was acquired and Netscout Systems Inc., Rocket Fuel Inc., and Synchronoss Technologies Inc. were removed because their market capitalization and/or twelve month revenue or EBITDA growth fell outside of our peer group ranges; and two companies were added, HubSpot Inc. and Marketo, Inc., as they each met the updated criteria for our peer group companies. The results of the objective and qualitative comparisons, and our final peer group of companies for benchmarking purposes in 2016 was as follows:

Objective Criteria Comparison of Final Peer

Group of Companies

Company	Publicly Traded	Lists Company as a Peer	ISS Peer	Revenue & Market Capitalization
Bottomline Technologies, Inc.	X		X	X
BroadSoft, Inc.	X	X	X	X
comScore, Inc.	X			X
Demandware, Inc.	X			X
Ebix Inc.	X		X	X
HubSpot, Inc.	X			X
Interactive Intelligence Group Inc.	X			X
LogMeIn, Inc.	X		X	X
Marketo, Inc.	X			X
Progress Software Corporation	X			X
PROS Holdings, Inc.	X		X	X
Qualys, Inc.	X			X
Shutterstock, Inc.	X			X
Stamps.com Inc.	X	X	X	X
Tangoe, Inc.	X		X	X

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Qualitative Criteria Comparison of

Final Peer Group of Companies

Company	Products, Services and End Markets	>25% International Revenue	Double-digit Revenue Growth	Double-digit EBITDA Margins	Local Competitors for Talent
Bottomline Technologies, Inc.	X	X		X	X
BroadSoft, Inc.	X	X	X	X
comScore, Inc.	X	X	X	X
Demandware, Inc.	X	X	X		X
Ebix Inc.	X			X
HubSpot, Inc.	X		X		X
Interactive Intelligence Group Inc.	X	X	X
LogMeIn, Inc.	X	X	X	X	X
Marketo, Inc.	X		X
Progress Software Corporation	X	X	X	X	X
PROS Holdings, Inc.	X	X
Qualys, Inc.	X	X	X	X
Shutterstock, Inc.	X	X	X	X	X
Stamps.com Inc.	X		X	X
Tangoe, Inc.	X				X

Upon determining our 2016 final peer group of companies, the committee performed a detailed analysis of the cash and equity compensation programs and levels provided to similarly situated executives of our peer group companies as compared to our current executive compensation programs and levels. While the committee does not target specific percentiles for individual executives for cash or equity compensation, the committee does have a philosophy of, on an overall basis, being within a competitive range of the market median for target cash and time-based equity compensation. Further, the committee has structured the executive compensation program to provide the opportunity to attain above market median compensation through the achievement of pre-determined corporate performance targets associated with cash incentive compensation and the vesting of grants of performance-based equity.

In determining the compensation targets for individual named executive officers, the committee also considered recommendations from our president and CEO (for named executive officers other than himself) and senior vice president of human resources, based on:

–	A review of the individual’s previous year performance, leadership role, and performance objectives for the upcoming year;
–	Market information provided by Pearl Meyer including data relating to our peer group and other relevant publicly available compensation surveys; and
–	The views of our president and CEO and senior vice president of human resources on our total compensation program’s ability to attract, retain, and motivate the level of performance necessary to achieve the Company’s goals.

How We Weight the Elements

of Executive Compensation

We determine the appropriate allocation between annual cash and equity incentive compensation with a goal of weighting the allocation toward variable compensation based on corporate financial and other performance goals and individual performance. We establish financial and other performance goals so that target attainment is not assured and payment for performance at or above target levels will require the individuals to perform at a high level, devote significant effort to the business, and produce significant results. We also develop individual performance objectives to support achievement of our annual corporate goals in order to ensure that the priorities, focus, and efforts of our named executive officers support the success of our strategic initiatives and drive achievement of our business objectives and financial goals.

The management development and compensation committee considers total compensation (cash and equity) when evaluating competitive data provided by Pearl Meyer and tally sheets prepared by our human resources department that include information on each named executive officer’s current and past compensation. Based on this review, the committee can decide to adjust one or more elements of their compensation. Certain compensation decisions may specifically impact other elements of compensation. For example, because potential annual cash incentive payouts are based on the individual’s base salary, increases in base salary may also increase the amount of the cash incentive payout. We have not implemented a specific policy for determining the allocation between cash and non-cash compensation, however in designing the total compensation structure, the committee assures that compensation remains

29

generally aligned with the market median, with the opportunity for increased compensation if the Company overachieves against any pre-determined performance targets. The committee generally allocates a greater percentage of total compensation to equity, or long-term compensation, as they believe equity awards are an important component of our total compensation structure to provide appropriate competitive total compensation, motivate, and retain our named executive officers, and align management and stockholder interests.

Risk Mitigation in our Executive

Compensation Programs

Payments under our Incentive Plan are based on pre-determined, annual corporate performance goals which are equally weighted to mitigate the risk of decisions driven by the impact to one metric at the expense of the other. Individual performance objectives are also established for each named executive officer. In 2016, no executive officer was eligible for a bonus under the Incentive Plan unless the Company achieved at least 95% of one of the pre-determined corporate performance goals that was approved by our Board. The Incentive Plan also contains a claw back provision in the event the audit committee determines that there will be a subsequent change in our audited financial statements that impacts whether the financial performance targets were satisfied. In the event of a claw back, a named executive officer would be required to repay any amount based solely on the satisfaction of a target that was no longer satisfied based on the change in our audited financials. While the management development and compensation committee has no discretion to determine whether a repayment is required, that committee does have discretion in determining the payment received that was based on such target and which therefore must be repaid.

We generally weight our compensation elements toward longer-term elements such as equity awards, including performance-based awards that align with stockholder interests. In furtherance of this goal, we use grants of performance shares that are tied to difficult to achieve, pre-determined financial or corporate targets that must be attained in order for vesting to occur. We believe weighting toward long-term compensation effectively aligns the interests of our named executive officers and stockholders. Our president and CEO is subject to equity ownership guidelines that, beginning four years after he became our president and CEO, or as of January 2020, require him to hold shares of a combination of shares of our Common Stock, vested stock options and unvested shares of restricted stock, with an aggregate value of at least equal to three times his base salary during any fiscal year, which further reinforces this alignment. As of December 31, 2016, our president and CEO met the equity ownership guidelines.

We believe that these compensation practices encourage longevity and stability in our management team and discourage individuals from making decisions based on immediate personal gain, thus reducing the overall risk in our business activities.

Stockholder Outreach

In 2016, 96.6% of votes cast by our stockholders were in favor of our executive compensation program. We believe it is important to maintain on-going conversations with our stockholders to discuss our executive compensation programs including our cash compensation and equity award granting philosophies, dilution, and general corporate governance practices. During 2016, our management team reached out to our largest stockholders and provided them with an opportunity to provide feedback on, among other topics, our executive compensation programs and corporate governance practices. The Company’s management intends to regularly engage our stockholders in these conversations. Further, our management development and compensation committee invites our stockholders to communicate directly with its members to inquire about, or provide their opinions about the Company’s executive compensation philosophies and programs. Any communications should be mailed to:

Monotype Imaging Holdings Inc.

Attention: Chair, Management Development and

Compensation Committee

600 Unicorn Park Drive

Woburn, Massachusetts 01801

A member of the committee will respond to all communications as quickly as possible.

2016 Executive Compensation Payments

Base Salary

When determining base salary increases for 2016, the management development and compensation committee considered the variance in base salary of named executive officers when compared to the median for our market and of our peer group as well as the financial performance of the Company, the overall performance and effectiveness of each named executive officer, and any significant change in their scope and responsibilities since his or her last base salary increase.

Based on this analysis, the committee awarded percentage base salary increases to each named executive officer that were generally in-line with the salary increases granted to our employee base, with the exception of Mr. Landers who received an above median salary increase to reflect his promotion from chief operating officer to president and chief executive officer. Even with this percentage increase, Mr. Landers’ base salary remains in approximately the 50th percentile when compare to the base salary of similarly situated individuals in our peer group of companies.

These base salary percentage increases listed below were approved in February 2016, and applied retroactively to January 1, 2016. Salary increases and the resulting 2016 base salary for each of our named executive officers were as follows:

30

	2015 Base Salary	Percentage Base Salary Increase	2016 Base Salary
Scott E. Landers, President and Chief Executive Officer	$375,000	20%	$450,000
Joseph D. Hill, Former Executive Vice President, Chief Financial Officer, Assistant Secretary and Treasurer	$340,000	2%	$346,800
Benjamin W.L. Semmes III, Executive Vice President, Market Strategy and Sales	$336,142	7%	$361,000
Steven R. Martin, Executive Vice President and Chief Innovation Officer	$300,000	3%	$309,000
Janet M. Dunlap, Executive Vice President, General Counsel and Secretary	$284,898	3%	$293,000

(1)	Mr. Hill left the Company in October 2016, however he received a base salary increase in 2016.

Cash Incentive Compensation

In March 2016, our management development and compensation committee set annual corporate performance goals (the “Corporate Performance Goals”) and established the participants in and individual targets under the Incentive Plan. In October 2016, the committee revised these Corporate Performance Goals to reflect the Olapic acquisition, resulting in a full year revenue goal of $212.7 million and a full year non-GAAP net adjusted EBITDA goal of $64.3 million (see our Annual Report on Form 10-K for the year ended December 31, 2016 for reconciliation of all non-GAAP financial measures to the comparable GAAP financial measures). Individual threshold, target, and maximum cash incentive compensation amounts for all participants in the Incentive Plan are set as a percentage of annual base salary, with no payment made unless the Company achieved at least 95% of either the 2016 revenue goal or the non-GAAP net adjusted EBITDA goal. For 2016, the threshold, target, and maximum payments as a percentage of annual base salary were as follows:

Position	Threshold	Target	Maximum
President and CEO	75%	100%	200%
Executive Vice President, Market Strategy and Sales	49%	65%	130%
Chief Financial Officer and all other Executive Vice Presidents	41%	55%	110%

In 2016, the management development and compensation committee set the target incentive cash percentage of annual base salary for our president and CEO at the median when compared to target cash percentages of similarly situated individuals in our peer group of companies. Under the Incentive Plan, the committee cannot establish a maximum cash incentive compensation amount for any participant that is greater than two times such participant’s base salary. In addition, once the targets are established, the committee does not have discretion to increase a payout under the Incentive Plan for any participant.

In February 2017, the committee determined that each named executive officer had substantially achieved his or her individual performance objectives for fiscal year 2016. While Mr. Hill left the Company in October 2016, upon his departure, he had substantially achieved his individual performance objectives and was eligible for cash incentive compensation, pro-rated to the number of days he actually was employed by the Company in 2016. Our named executive officer’s individual performance objectives were as follows:

–	President and Chief Executive Officer

Drive achievement of Company-wide revenue and non-GAAP net adjusted EBITDA targets and maintenance of recurring revenue levels; pursue and close acquisition opportunity in-line with Company strategy; develop cross business value propositions; work closely with the chief innovation officer to ensure foundation of expansion of customer and partnership network is developed; work closely with the senior vice president of human resources to create and launch next level leadership program; drive high level strategy associated with executive team’s build out of product management and product marketing teams; and drive achievement of business unit and major initiative revenue and customer attainment goals.

–	Executive Vice President and Chief Financial Officer

Drive achievement of Company-wide revenue and non-GAAP net adjusted EBITDA targets and maintenance of recurring revenue levels; pursue and close acquisition opportunity in-line with Company strategy; drive acquisition of sell-side analyst and new stockholders.

–	Executive Vice President, Market Strategy and Sales

Drive achievement of Company-wide revenue and non-GAAP net adjusted EBITDA targets and maintenance of recurring revenue levels; pursue and close acquisition opportunity in-line with Company strategy; develop cross business value propositions; drive launch of subscription font service; drive creation of recurring business model for consumer solutions business; engage five OEM customers to gain insight into positioning of new Company strategy and products; create and market compelling HTML 5 value proposition and drive achievement of first year revenue target; and work closely with executive team to ensure effectiveness of revised organization structure to provide foundation for future growth.

–	Executive Vice President and Chief Innovation Officer

Drive achievement of Company-wide revenue and non-GAAP net adjusted EBITDA targets and maintenance of recurring revenue levels; pursue and close acquisition opportunity in-line with Company strategy; develop cross business value propositions; drive launch of subscription font service into marketplace; drive creation of recurring business model for consumer solutions business; onboard senior creative leader; work closely with executive team to build out of product management and product marketing teams; and work closely with executive team to ensure effectiveness of revised organization structure to provide foundation for future growth.

–	Executive Vice President, General Counsel and Secretary

Drive achievement of Company-wide revenue and non-GAAP net adjusted EBITDA targets and maintenance of recurring revenue levels; pursue and close acquisition opportunity in-line with Company strategy; drive launch of subscription font service into marketplace; drive creation of recurring

31

business model for consumer solutions business; and work closely with executive team to ensure effectiveness of revised organization structure to provide foundation for future growth.

In February 2017, our Board determined that, subject to the receipt of audited financial statements for fiscal year 2016, we had reached 96% of our full year revenue target of $212.7 million, or $203.4 million, and 97% of our full year non-GAAP net adjusted EBITDA target of $64.3 million, or $62.6 million

(which includes a restructuring charge add-back). For more information on our financial performance in fiscal 2016, please refer to our Annual Report on Form 10-K filed with the SEC. Based on the percentage achievements of the final Corporate Performance Goals for 2016 and the achievement of each named executive officer’s individual performance objectives described herein, we paid annual cash incentive compensation under the Incentive Plan at less than target, as follows:

	2016 Percentage of Base Compensation at Target	2016 Annual Cash Incentive Payment at Target	Percentage of Payout to Base Salary	2016 Actual Annual Cash Incentive Payment
Scott E. Landers, President and Chief Executive Officer	100%	$450,000	83%	$371,250
Joseph D. Hill, Former Executive Vice President, Chief Financial Officer, Assistant Secretary and Treasurer (1)	55%	$190,740	42%	$144,032
Benjamin W.L. Semmes, III, Executive Vice President, Market Strategy and Sales	65%	$234,650	54%	$193,586
Steven R. Martin, Executive Vice President and Chief Innovation Officer	55%	$169,950	45%	$140,209
Janet M. Dunlap, Executive Vice President, General Counsel and Secretary	55%	$161,150	45%	$132,949

(1)	Mr. Hill left the Company in October 2016, however he was eligible to receive an annual cash incentive payment based on the Company’s actual performance in 2016. The number set forth in Annual Cash Incentive Payment column is what Mr. Hill would have received had he been employed with the Company at December 31, 2016. Mr. Hill’s actual cash incentive payment was pro-rated to the number of days he was employed with the Company in 2016, and is set forth in the section entitled “Summary Compensation Table - Fiscal Years 2016, 2015, and 2014”.

Equity Compensation

The management development and compensation committee targets yearly time-based equity compensation for our president and CEO at the 50th percentile when compared to our peer group of companies, with grants of performance shares providing our president and CEO the opportunity to achieve higher than 50th percentile equity compensation if we achieve our pre-determined financial and other performance targets. The committee believes that tying above median equity compensation to yearly corporate performance is a strong motivator and helps directly align the interests of our president and CEO with those of our stockholders.

We generally grant equity awards during the first quarter of the fiscal year. In determining the mix of equity awards to be granted in 2016, our management development and compensation committee reviewed our management equity award recommendations and our 2016 benchmarking to industry and peer group data, which included an analysis of overhang and dilution compared to our peer group. After such review the committee determined that a mix of restricted stock and performance shares as equity grants to our named executive officers was appropriate for 2016. On March 3, 2016, the committee approved equity awards to our named executive officers, which were granted on March 7, 2016. Restricted stock awards granted in 2016 vest 25% percent on the first anniversary of the grant date, with the remainder vesting in equal quarterly installments over the following three years.

Vesting of performance shares granted in 2016 is tied to the achievement of corporate annual targets over a three-year period, with each target being applicable to each fiscal year covered. Achievement of the corporate annual target provides the opportunity for up to one third of the total award to vest. If an individual fiscal year’s corporate annual target is not achieved the shares that were eligible to vest due to the attainment of the associated target are forfeited. If, at the end of the three year period, none of the annual corporate targets are achieved, the entire grant is forfeited.

Equity grants made to our named executive officers in 2016 were as follows:

	Performance Shares (RSUs)	Restricted Stock
Scott E. Landers, President and Chief Executive Officer	33,154	74,569
Joseph D. Hill, Former Executive Vice President, Chief Financial Officer, Assistant Secretary and Treasurer (1)	5,526	24,865
Benjamin W.L. Semmes III, Executive Vice President. Market Strategy and Sales	16,576	37,298
Steven R. Martin, Executive Vice President and Chief Innovation Officer	13,262	29,838
Janet M. Dunlap, Executive Vice President, General Counsel and Secretary	8,842	19,892

(1)	Mr. Hill left the Company in October 2016. As the Company did not achieve the performance target associated with the tranche of shares that would have been eligible to vest from the RSU grant, and one year had not passed from the date of grant of the restricted stock grant, all shares noted above that were granted to Mr. Hill in 2016 have been forfeited.

With respect to performance shares granted to our named executive officers in 2014, 2015 and 2016 certain annual corporate performance targets in 2014, 2015 and 2016, were not met, while one annual corporate performance target in 2015 was met, as follows:

32

2014 Performance Share Grant

2014 Target	$78.0 million of Creative Professional revenue as reported in the Company’s Form 10-K for the fiscal year ended December 31, 2014

Status	Target not achieved
Shares Eligible to Vest	One third of total grant
Disposition of Shares Granted	Unvested shares roll forward and can vest if later year targets are achieved

2015 Target	$97.5 million of Creative Professional revenue as reported in the Company’s Form 10-K for the fiscal year ended December 31, 2015

Status	Target not achieved
Shares Eligible to Vest	One third of total grant
Disposition of Shares Granted	Unvested shares roll forward and can vest if later year targets are achieved

2016 Target	$122.0 million of Creative Professional revenue as reported in the Company’s Form 10-K for the fiscal year ended December 31, 2016

Status	Target not achieved
Shares Eligible to Vest	One third of total grant
Disposition of Shares Granted	All shares granted under the 2014 Performance Share Grant have been forfeited

2015 Performance Share Grant

2015 Target 1	Release font intellectual property for purchase in at least 2 mobile applications that report an aggregate of 100 million active users as of December 31, 2015

Status	Target not achieved
Shares Eligible to Vest	One sixth of total grant
Disposition of Shares Granted	Shares forfeited

2015 Target 2	$87.8 million of Creative Professional revenue as reported in the Company’s Form 10-K for the fiscal year ended December 31, 2015

Status	Target achieved
Shares Eligible to Vest	One sixth of total grant
Disposition of Shares Granted	Shares vested on February 26, 2016, the date of the filing of the Company’s Form 10-K for the fiscal year ended December 31, 2015

2016 Target	$109.9 million of Creative Professional revenue as reported in the Company’s Form 10-K for the fiscal year ended December 31, 2016

Status	Target not achieved
Shares Eligible to Vest	One third of total grant
Disposition of Shares Granted	Unvested shares roll forward and can vest if 2017 targets are achieved

2016 Performance Share Grant

2016 Target	$216.3 to $220.5 million of total revenue as reported in the Company’s Form 10-K for the fiscal year ended December 31, 2016

Status	Target not achieved
Shares Eligible to Vest	One third of total grant
Disposition of Shares Granted	Shares forfeited

To date, only the performance shares granted to each named executive officer from the grant on March 12, 2015 that were eligible to vest due to the achievement of the creative professional revenue goal for fiscal 2015 have vested. All other performance shares granted to each named executive officer in 2014, 2015, and 2016 have not vested, and all shares from the March 14, 2014 grant have now been forfeited.

33

Tax and Accounting Considerations

We have considered the provisions of Section 162(m) of the Code and related treasury regulations that restrict deductibility of compensation paid to our named executive officers (other than our former principal financial officer) to the extent such compensation exceeds $1,000,000 in any year and does not qualify for an exception under the statute or regulations. The management development and compensation committee endeavors to take into consideration deductibility of compensation under Section 162(m) of the Code to the extent practicable while maintaining a competitive, performance-based compensation program; however, tax consequences, including tax deductibility, are subject to many factors which are beyond the control of the Company and the committee. The committee believes that it is important to retain maximum flexibility in designing executive compensation programs that meet stated business objectives. For these reasons, the committee, while considering tax deductibility as a factor in determining executive compensation, will not limit such compensation to those levels or types that will be deductible. The committee considers alternative forms of compensation consistent with its compensation goals which preserve deductibility, as appropriate.

Compensation Committee Report

No portion of this Compensation Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

The management development and compensation committee has reviewed and discussed with management the Compensation Discussion & Analysis contained in this Proxy Statement. Based on its review of, and the discussions with management with respect to the Compensation Discussion & Analysis, the management development and compensation committee recommended to the board of directors and the board of directors has agreed that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the management development and compensation committee,

Pamela F. Lenehan, Chair

Gay W. Gaddis

Roger J. Heinen, Jr. Timothy B. Yeaton	The Tazugane Gothic™ typeface is the first original Japanese design from the Monotype Studio. The typeface introduces a new typographic standard, allowing designers to comfortably set Latin and Japanese characters alongside one another while maintaining visual harmony.

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Ichigaya
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ッ谷
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国会議事堂前
National Diet Bldg.
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Azabujuban
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Phone 11:38
The Kojimachi Times
麹町新聞
話題のトピック Hot Topics
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35

Summary Compensation Table – Fiscal Years 2016, 2015,

and 2014

The table below lists the compensation provided to our named executive officers for the fiscal years ended December 31 indicated above.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)
Scott E. Landers Chief Executive Officer, President and Director	2016	450,000	—	2,585,088	—	371,250	20,723	3,427,061
	2015	375,000	—	1,749,616	135,033	184,781	17,393	2,461,823
	2014	317,807	—	1,461,120	170,478	150,323	22,172	2,121,900
Joseph D. Hill, Former Executive Vice President, Chief Financial Officer, Asst. Secretary and Treasurer	2016	346,800	—	750,354	—	144,032	21,295	1,262,481
	2015	106,894	62,500	499,994	500,165	—	5,310	1,174,863
	2014	—	—	—	—	—	—	—
Benjamin W.L. Semmes III Executive Vice President, Market Strategy and Sales	2016	361,000	—	1,292,522	—	193,586	16,580	1,863,688
	2015	175,000	—	599,992	2,210,380	—	177,809	3,163,181
	2014	—	—	—	—	—	—	—
Steven R. Martin Executive Vice President and Chief Innovation Officer	2016	309,000	—	1,034,034	—	140,209	65,982	1,549,225
	2015	300,000	—	1,080,000	80,664	108,405	17,594	1,586,663
	2014	279,391	500	1,461,120	170,478	132,152	18,250	2,061,891
Janet M. Dunlap Executive Vice President, General Counsel and Secretary	2016	293,000	12,051	689,371	—	132,949	21,541	1,148,912
	2015	284,898	10,000	812,794	48,387	74,781	20,369	1,251,229
	2014	276,600	16,335	1,095,840	102,287	104,665	19,699	1,615,426

(1)	For all named executive officers, in 2016, represents salary paid, including for Mr. Hill who received salary throughout 2016. In 2015, for Mr. Hill, represents salary actually paid from the start date of his employment, September 8, 2015 through December 31, 2015 and for Mr. Semmes represents salary actually paid from the start date of his employment, July 1, 2015 through December 31, 2015.
(2)	In 2014 for Mr. Martin, bonus amounts are as earned under the Company’s patent bonus program. In 2014, 2015 and 2016, Ms. Dunlap was awarded discretionary performance bonuses. In 2015, Mr. Hill received a hiring bonus.
(3)	The amounts reported in the “Stock Awards” column reflect the fair value on the grant date of the stock award granted during the associated year, determined in accordance with FASB ASC 718. For each fiscal year set forth above, this assumed that it was probable that the entire grant of performance shares (RSUs) awarded to each named executive officer in that year would be earned.

(4)	The amounts reported in the “Option Awards” column reflect the fair value on the grant date of the stock award granted during the associated year. These values have been determined in accordance with FASB ASC 718 as used to calculate the value of equity awards for purposes of the Company’s financial statements. Options to purchase shares of Common Stock were granted at fair market value on the date of grant, in accordance with ASC 718. See our Annual Report on Form 10-K for the year ended December 31, 2016 for an explanation of the determination of fair value.
(5)	All non-equity Incentive Plan compensation was made pursuant to awards under the executive cash compensation plan for the applicable year, including Mr. Hill who was eligible for incentive cash compensation in 2016. All non-equity, or cash, awards under our Incentive Plan were earned with respect to performance in 2016.
(6)	The “All Other Compensation” column includes the following:

Name	Year	401(k) or Retirement Matching Program ($)	Life Insurance Policy Premium ($)	Accidental Death and Dismemberment Policy Premium ($)	Dividends Received on Unvested Restricted Stock ($)(1)	Other ($)(2)
Scott E. Landers	2016	15,900	540	90	63	4,130
Joseph D. Hill	2016	15,900	540	90	—	4,765
Benjamin W.L. Semmes III	2016	15,900	540	90	—	50
Steven R. Martin	2016	13,623	540	90	50	51,729
Janet M. Dunlap	2016	15,900	540	90	38	4,973

(1)	Represents dividends received on unvested restricted stock awarded where the impact of the dividend was not calculated into the fair market value of the grant.
(2)	For Messrs. Landers, Hill and Semmes and Ms. Dunlap, amount shown represents the cost associated with Company-paid executive officer physicals and short- and long-term disability benefit paid by the Company. For Mr. Martin, amount shown represents short- and long-term disability benefit paid by the Company and costs associated with his temporary relocation from Boston, Massachusetts to New York, New York in the amount of $2,351 and rent paid by the Company for his housing in New York, New York in the amount of $49,149.

36

Grants of Plan-Based Awards – Fiscal Year 2016

The threshold, target, and maximum payouts under the Incentive Plan listed below were approved by our management development and compensation committee on March 3, 2016. Actual payment amounts under these awards were approved on

February 13, 2017. Grants of equity awards listed below were approved by our management development and compensation committee on March 3, 2016, granted on March 7, 2016.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards (6)

Name	Grant Date	Grant Approval Date	Threshold ($)(3)	Target ($)(4)	Maximum ($)(5)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)(7)	Grant Date Fair Value of Stock and Option Awards ($)(8)
Scott E. Landers			337,500	450,000	900,000	—	—	—	—	—
	3/7/2016	3/3/2016	—	—	—	—	—	—	74,596	1,841,775
	3/7/2016	3/3/2016	—	—	—	4,144	8,289	16,577	—	409,286
	12/20/2016	3/3/2016	—	—	—	4,144	8,289	16,577	—	334,027
Joseph D. Hill (1)			142,188	190,740	381,480	—	—	—	—	—
	3/7/2016	3/3/2016	—	—	—	—	—	—	24,865	613,917
	3/7/2016	3/3/2016	—	—	—	1,382	2,763	5,526	—	136,437
Benjamin W.L. Semmes III			176,169	234,650	469,300	—	—	—	—	—
	3/7/2016	3/3/2016	—	—	—	—	—	—	37,298	920,888
	3/7/2016	3/3/2016	—	—	—	2,072	4,144	8,288	—	204,631
	12/20/2016	3/3/2016	—	—	—	2,072	4,144	8,288	—	167,003
Steven R. Martin			127,617	169,950	339,900	—	—	—	—	—
	3/7/2016	3/3/2016	—	—	—	—	—	—	29,838	736,700
	3/7/2016	3/3/2016	—	—	—	1,658	3,316	6,631	—	163,719
	12/20/2016	3/3/2016	—	—	—	1,658	3,316	6,631	—	133,615
Janet M. Dunlap			121,009	161,150	322,300	—	—	—	—	—
	3/7/2016	3/3/2016	—	—	—	—	—	—	19,892	491,133
	3/7/2016	3/3/2016	—	—	—	1,105	2,211	4,421	—	109,154
	12/20/2016	3/3/2016	—	—	—	1,105	2,211	4,421	—	89,083

(1)	Mr. Hill left the Company in October 2016, however he was eligible for, and did receive pro-rated incentive cash compensation for 2016. All shares granted to Mr. Hill in 2016 were forfeited and he is not eligible for future payouts under any Company Equity Incentive Plan.
(2)	The actual amounts paid under the Incentive Plan in 2016 to Messrs. Landers, Hill, Semmes, Martin and Ms. Dunlap were $371,250, $144,032, $193,586, $140,209, and $132,949, respectively. The actual amounts paid expressed as a percentage of base salary were 83% for Mr. Landers, 54% for Mr. Semmes, 42% for Mr. Hill and 45% for Mr. Martin and Ms. Dunlap.
(3)	The threshold cash incentive compensation under our Incentive Plan for 2016 expressed as a percentage of base salary was 75% for Mr. Landers, 49% for Mr. Semmes and 41% for Messrs. Hill and Martin, and Ms. Dunlap.
(4)	The target cash incentive compensation under our Incentive Plan for 2016 expressed as a percentage of base salary was 100% for Mr. Landers, 65% for Mr. Semmes, and 55% for Messrs. Hill and Martin, and Ms. Dunlap.
(5)	The maximum cash incentive compensation under our Incentive Plan for 2016 expressed as a percentage of base salary 200% for Mr. Landers, 130% for Mr. Semmes and 110% for Messrs. Hill and Martin, and Ms. Dunlap.
(6)	Represents a grant of performance shares (RSUs). The performance share grant provides for 25% of one-third of the total grant to vest if the Company achieves 104% of its yearly pre-determined performance target, 50% of one-third of the total grant to vest if the Company achieves 105% of its yearly pre-determined performance target, and 100% of the total grant to vest if the Company achieves 106% of its yearly pre-determined performance target, per year over three years. If a yearly target is not achieved for the associated fiscal year, all shares that were eligible to vest in such year due to the attainment of the associated target are forfeited. For accounting purposes, these performance shares are deemed granted on the approval date of the Company’s yearly performance target, which for the 2016 yearly performance target was March 3, 2016 and for the 2017 yearly performance target was December 20, 2016. The 2018 yearly performance target has not been approved as of the date of this Proxy Statement. For each named executive officer, the entire grant was filed with the SEC on Form 4 on March 9, 2016.

(7)	All grants were made under our 2007 Option Plan.
(8)	This column reflects (i) the grant date fair value of each grant of restricted stock, and (ii) the grant date fair value of the performance shares (RSUs) set forth in the Future Payouts Under Equity Incentive Plan Awards target column, in each case determined in accordance with FASB ASC 718. The probable outcome for each performance share (RSU) grant was 100% on the date of grant.

Discussion of Compensation and Grants of

Plan-Based Awards – Fiscal Year 2016

All of our named executive officers have employment agreements with us that provide benefits upon the termination of employment, however, these agreements do not include guaranteed compensation amounts that are payable in the ordinary course. No adjustments were made to any plan-based awards that were made to our named executive officers in 2016.

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Outstanding Equity Awards at Fiscal Year End – 2016

The following table provides information regarding outstanding equity grants made to our named executive officers as of December 31, 2016.

Option Awards (1)(8)					Stock Awards (8)

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Number of Shares, Units or Other Rights That Have Not Vested ($)(4)
Scott E. Landers	7,500	0	13.73	3/6/2022	625	12,406	15,000	297,750
	28,125	1,875	21.98	3/6/2023	4,688	93,057	16,333	324,210
	10,312	4,688	30.44	3/14/2024	18,000 (6)	357,300	16,577 (7)	329,053
	6,231	8,010	32.96	3/12/2025	16,079	319,168	16,577 (7)	329,053
	—	—	—	—	74,596	1,480,731	—	—
Joseph D. Hill	27,412	0	21.85	3/16/2017 (5)	—	—	—	—
Benjamin W.L. Semmes III	28,626	62,977	24.13	07/15/2025	17,095	339,336	8,288	164,517
	—	—	—	—	37,298	740,365	8,288	164,517
Steven R. Martin	25,000	0	15.11	3/31/2018	563	11,176	15,000	297,750
	452	0	9.26	3/10/2020	4,688	93,057	10,000	198,500
	22,000	0	13.11	3/8/2021	18,000 (6)	357,300	6,631 (7)	131,625
	22,000	0	13.73	3/6/2022	9,995	198,401	6,631 (7)	131,625
	25,312	1,688	21.98	3/6/2023	29,838	592,284	—	—
	10,312	4,688	30.44	3/14/2024	—	—	—	—
	3,721	4,784	32.96	3/12/2025	—	—	—	—
Janet M. Dunlap	5,875	0	13.73	3/6/2022	375	7,444	9,000	178,650
	16,875	1,125	21.98	3/6/2023	2,813	55,838	6,000	119,100
	6,187	2,813	30.44	3/14/2024	18,000 (6)	357,300	4,421 (7)	87,757
	2,233	2,870	32.96	3/12/2025	8,809	174,859	4,421 (7)	87,757
	—	—	—	—	19,892	394,856	—	—

(1)	Under the terms of the individual stock option agreements, 25% of the shares vest on the first anniversary of the grant date and the remaining shares vest quarterly over the following three years.
(2)	With the exception of the restricted stock awards in footnote 6, under the terms of the restricted stock award agreements, 25% of the shares vest on the first anniversary of the grant date and the remaining shares vest quarterly over the following three years.
(3)	Market value is calculated based on the closing price of our Common Stock on the NASDAQ Global Select Market on December 30, 2016 (the last trading day in 2016), or $19.85 per share. These shares are subject to the terms of the related restricted stock award agreements.
(4)	Market value is calculated based on the closing price of our Common Stock on the NASDAQ Global Select Market on December 30, 2016 (the last trading day in 2016), or $19.85 per share. The performance share (RSU) grant provides for up to one-third of the total grant to vest per year over three years if the Company achieves 106% pre-determined performance targets in each of the three fiscal years. If a target is not achieved in one fiscal year, certain of the shares that were eligible to vest in such year are available to vest in future years if future fiscal targets are achieved.
(5)	Under the terms of the stock option grant, Mr. Hill had ninety days from December 16, 2016 to exercise the stock options, after which they expired.
(6)	Under the terms of the related restricted stock award agreement, 50% of the shares vest on the third anniversary of the grant date and 50% of the shares vest on the fourth anniversary of the grant date.
(7)	Represents the first two tranches of a grant of performance shares that was approved for grant on March 3, 2016. For accounting purposes, these performance shares are deemed granted on the approval date of the Company’s yearly performance target, which for the 2016 yearly performance target was March 3, 2016 and for the 2017 yearly performance target was December 20, 2016. The 2018 yearly performance target has not been approved as of the date of this Proxy Statement. For each named executive officer, the entire grant was filed with the SEC on Form 4 on March 9, 2016.
(8)	All awards were made under our 2007 Option Plan.

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Option Exercises and Stock Vested – Fiscal Year 2016

The following table sets forth certain information regarding the number of shares of restricted stock issued under the 2007

Option Plan that vested and option awards exercised in 2016 and the amounts realized by the named executive officers.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(3)
Scott E. Landers	—	—	23,463	530,049
Joseph D. Hill	—	—	7,150	148,077
Benjamin W.L. Semmes III	—	—	7,770	187,863
Steven R. Martin	16,000	214,791	16,772	377,640
Janet M. Dunlap	—	—	12,476	280,923

(1)	The value realized upon the exercise of options was calculated by multiplying the number of shares purchased upon exercise by the difference between the sale price per share of our Common Stock on the NASDAQ Global Select Market on the date of exercise and the exercise price.
(2)	The value realized upon the vesting of shares of restricted stock and restricted stock units was calculated by multiplying the number of shares vested by the closing market price per share on the date of vesting of our Common Stock on the NASDAQ Global Select Market.

Potential Payments upon Termination

or Change-in-Control

Employment Agreements

We have employment agreements with all of our named executive officers that provide certain benefits upon the termination of their employment, including in the event of termination following a change-in-control, as summarized in the chart below:

	Voluntary resignation without Good Reason or termination by the Company for Cause	Termination by the Company within 12 months of a Change in Control (1)	Termination by the Company without Cause or resignation for Good Reason (1)	Death or Disability
Base Salary	Base salary earned through the date of resignation or termination.	Lump sum payment equal to a percentage of full year base salary. CEO: 150%. All other named executive officers: 100%.	Base salary continuation. CEO: 18 months. All other named executive officers: 12 months.	Base salary earned through date of death or disability.
Non-Equity Incentive Plan Compensation	None.

Payment of (i) an annual cash bonus for the year prior to termination (to the extent unpaid), (ii) an amount equal to the executive’s target bonus under the Incentive Plan, pro-rated for the number of days of employment, and (iii) an amount equal to a multiplier of the named executive officer’s target bonus under the Incentive Plan.

CEO’s multiplier: 1.5.

All other named executive officers’ multiplier: 1.

			CEO & All other named executive officers– Payment of (i) an annual cash bonus for the year prior to termination (to the extent unpaid), and (ii) the amount the individual would have been entitled to under the Incentive Plan for the year of termination based upon the Company’s and individual’s performance, pro-rated to the number of days of employment.	None.
Health & Welfare Benefits	None.	Payment of the monthly employer contribution for health insurance. CEO: 18 months. All other named executive officers: 12 months.	Payment of the monthly employer contribution for health insurance. CEO: 18 months. All other named executive officers: 12 months.	None.
Tax Gross-up	No entitlement to a tax gross-up.	No entitlement to a tax gross-up. In the event that any payments would be subject to the excise tax under Section 4999 of the Code, executives are entitled to either a reduced amount or the full amount of such payments, whichever leaves them in the best net after-tax position.	No entitlement to a tax gross-up.	No entitlement to a tax gross-up.

(1)	Payment of these benefits is subject to the executive’s execution of a separation agreement, including a general release of claims in favor of the Company, and such separation agreement becoming irrevocable, all within sixty days of termination.

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In the employment agreements, Cause means:

–	Any act of fraud, gross misconduct or harassment that materially and adversely affects us;
–	Any act of dishonesty, deceit or illegality, in any such case, materially and adversely affecting us;
–	Commission of, or indictment for (if the indictment has a material adverse effect on us), a felony, or any misdemeanor involving moral turpitude;
–	The commission, in the reasonable judgment of the Board, of an act involving a violation of material procedures or policies of ours;
–	A material and sustained failure to perform the duties and responsibilities assigned or delegated under their respective employment agreement and such failure continues for thirty days after written notice;
–	Gross negligence or willful misconduct materially related to the executive’s job duties or responsibilities; or
–	A material breach of any of the confidentiality, non-compete or non-solicit obligations under the employment agreement.

Good Reason means that the executive has complied with the “Good Reason Process” following the occurrence of :

–	A material diminution in responsibilities, authority or duties;
–	A material diminution in annual base salary, except for an across-the-board salary reduction similarly affecting all or substantially all senior management employees;
–	A material change in the geographic location at which the executive provides services to us; or
–	The breach by us of any of our material obligations under the respective employment agreement, after notice and failure to cure such breach within thirty days.

Good Reason Process means:

–	The executive notifies us in writing of the occurrence of the Good Reason condition within sixty days of the occurrence of such condition;
–	The executive cooperates in good faith with our efforts, for a period not less than thirty days following such notice (the “Cure Period”), to remedy the condition;
–	Notwithstanding such efforts, the Good Reason condition continues to exist; and
–	The executive terminates his or her employment within sixty days after the end of the Cure Period.

Equity Awards

Upon a Change in Control:

–	Under our 2004 Stock Option and Grant Plan (the “2004 Option Plan”), all stock options terminate upon the effective time of the sale event following an exercise period. Restricted stock is treated as provided in the relevant award agreement. All options granted under the 2004 Option Plan are fully vested and no further awards will be made under this plan.
–	Under our 2007 Option Plan and our 2010 Inducement Stock Plan (the “2010 Inducement Plan”), upon the effective time of any sale event, the 2007 Option Plan and all awards will terminate unless the parties to the transaction, in their discretion, provide for appropriate substitutions or assumptions of outstanding awards.
–	Time-based awards: In the case of a sale event in which awards are not assumed, continued or substituted, all stock options and stock appreciation rights become fully exercisable, all other unvested awards subject to time-

based vesting become fully vested and non-forfeitable upon the sale event, and awards with conditions and restrictions relating to the attainment of performance goals may become vested and non-forfeitable in connection with a sale event in the discretion of the administrator of the 2007 Option Plan. In the event of a sale event in which awards are assumed, continued or substituted, such awards vest and become exercisable in full on the date on which the grantee’s employment or service relationship with us terminates if such termination occurs (i) within eighteen months after such sale event, and (ii) the termination is by us or a successor entity without Cause or by the grantee for Good Reason (each as defined in the 2007 Option Plan).

–	Performance-based awards: Our performance based awards issued to our named executive officers in 2014, 2015, and 2016 provide that the tranche of shares that would have been eligible to vest for the then-current fiscal year if the Company had achieved the pre-determined performance target(s) associated with fiscal year will vest upon a sale event.

Payments upon a Triggering Event

The following table provides information regarding the amounts payable under the employment agreements and plans described above assuming a termination is by us without Cause or by the named executive officer for Good Reason (other than following a Change-in-Control) and the termination occurred on December 31, 2016.

Name	Base Salary ($)(1)	Continuation of Group Health Plan Benefits ($)(2)	Non-Equity Incentive Plan Payments ($)(3)	Equity Incentive Plan Payments ($)	Total ($)
Scott E. Landers	675,000	27,882	371,250	—	1,074,132
Joseph D. Hill (4)	—	—	—	—	—
Benjamin W.L. Semmes III	361,000	18,588	193,586	—	573,174
Steven R. Martin	309,000	20,881	140,209	—	470,090
Janet M. Dunlap	293,000	—	132,949	—	425,949

(1)	All payments of base salary are payable in accordance with our usual payroll policies, subject to a six-month delay to the extent required by Section 409A of the Code.
(2)	For Mr. Landers, the calculation is based on 18 months continued health care coverage as elected during employment, for Messrs. Semmes and Martin, the calculation is based on 12 months continued health care coverage as elected during employment. Ms. Dunlap has elected not to receive health plan benefits from the Company.
(3)	Represents an amount equal to the named executive officer’s payment under the Incentive Plan for 2016. Such amounts represent the full year bonus because the table assumes that termination occurred on December 31, 2016.
(4)	Mr. Hill left the Company in October 2016 and accordingly, would not have been entitled to any payments upon a triggering event other than following a Change in Control if such event happened on December 31, 2016.

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The following table provides information regarding the amounts payable under the employment agreements and plans described above assuming a termination is without Cause or by the named executive officer for Good Reason (following a Change-in-Control) and the termination occurred on December 31, 2016.

Name	Base Salary ($)(1)	Continuation of Group Health Plan Benefits ($)(2)	Non-Equity Incentive Plan Payments ($)(3)	Equity Incentive Plan Payments ($)(5)	Total ($)
Scott E. Landers	675,000	27,882	1,125,000	2,524,027	4,351,909
Joseph D. Hill (4)	—	—	—	—	—
Benjamin W.L. Semmes III	361,000	18,588	469,300	1,079,701	1,928,589
Steven R. Martin	309,000	20,881	339,900	1,450,717	2,120,498
Janet M. Dunlap	293,000	—	323,300	1,109,397	1,725,697

(1)	All payments of base salary are lump sum payments, subject to a six-month delay to the extent required by Section 409A of the Code.
(2)	For Mr. Landers, the calculation is based on 18 months continued health care coverage as elected during employment, for Messrs. Semmes and Martin, the calculation is based on 12 months continued health care coverage as elected during employment. Ms. Dunlap has elected not to receive health plan benefits from the Company.
(3)	In 2016, for Mr. Landers, represents an amount equal to two and a half times target cash bonus; for Messrs. Semmes, Martin, and Ms. Dunlap, represents amount equal to two times target cash bonus. For all named executive officers set forth above, the table assumes that termination occurred on December 31, 2016.

(4)	Mr. Hill left the Company in October 2016 and accordingly, would not have been entitled to any payments upon a triggering event within 12 months of a Change in Control if such event happened on December 31, 2016.
(5)	The next table further describes the equity incentive plan amounts payable in the event of sale event where the options are assumed or continued, unvested awards with time-based vesting conditions have fully vested and all unvested awards with performance target attainment vesting restrictions that were eligible to vest within 12 months of a Change in Control have fully vested.

The following table sets forth the amounts payable to the named executive officers upon a sale event (as defined in the 2007 Option Plan) in which awards are not assumed, continued or substituted.

Name	Number of Shares of Options Vesting due to Change-in-Control (#)(A)	Value of Options Vesting due to Change-in-Control ($)(B)	Number of Shares of Restricted Stock and Restricted Stock Units Vesting due to Change- in-Control (#)(A)(C)	Value of Shares of Restricted Stock and Restricted Stock Units Vesting due to Change- in-Control ($)(D)	Total ($)
Scott E. Landers	14,573	—	127,155	2,524,027	2,524,027
Joseph D. Hill (E)	—	—	—	—	—
Benjamin W.L. Semmes III	62,977	—	54,393	1,079,701	1,079,701
Steven R. Martin	11,160	—	73,084	1,450,717	1,450,717
Janet M. Dunlap	6,808	—	323,300	1,109,397	1,725,697

(A)	This number represents 100% vesting of the shares underlying options to purchase our Common Stock that were unvested as of December 31, 2016.
(B)	The value of options not vested has been calculated by taking the difference of the option exercise price listed in the table entitled “Outstanding Equity Awards at Fiscal Year End - 2016” and the closing price of a share of our Common Stock on the NASDAQ Global Select Market on December 30, 2016 (the last day of trading of 2016), or $19.85, multiplied by the number of unvested shares underlying options to purchase our Common Stock on December 31, 2016. At December 31, 2016, all option exercise prices were higher than the closing price of a share of our Common Stock on such date.
(C)	This number represents 100% vesting of all shares of restricted stock that were unvested as of December 31, 2016 and vesting of the number of shares of performance shares units that would have been eligible to vest if the Company had met the performance goal tied to the vesting of such tranche of shares.
(D)	The value of restricted stock and performance share (RSU) vesting has been calculated by taking the closing price of a share of our Common Stock on the NASDAQ Global Select Market on December 30, 2016 (the last trading day of 2016), or $19.85, multiplied by the number of shares vesting.
(E)	Mr. Hill left the Company in October 2016 and had no outstanding options or shares of restricted stock or performance shares (RSUs) on December 31, 2016.

All payments and continuation of benefits would be subject to continuing obligations of the named executive officer to cooperate with us to enforce our intellectual property rights, comply with a one-year non-competition agreement and a one-year non-solicitation and non-hire agreement, and execute a general release, or, in certain cases an irrevocable release, each in a form reasonably satisfactory to us. We have the right to cancel termination benefits upon failure to materially comply with any of these provisions or the confidentiality provisions included in their employment agreement. Upon the death of a named executive officer, their estate is entitled to any benefits due under any life insurance policy we provide our employees.

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Frequency Proposal Three Advisory Vote on Frequency of Future Advisory Votes on Executive Compensation

The Company is giving stockholders the opportunity to vote, on an advisory, non-binding basis, as to how often the Company should include a proposal similar to Proposal Two in its Proxy Statement – annually, every two years or every three years. Although stockholder approval of the frequency of the advisory vote on the compensation for our named executive officers is advisory in nature and not binding on the Company, our Board and management development and compensation committee value our stockholders’ opinions and believe that our stockholders should be given the opportunity to express their views on this matter. Our Board believes an annual frequency vote is appropriate as it provides the Board with regular feedback on its executive compensation. The Board intends to carefully consider the stockholder vote resulting from this Proposal Three.

This Proposal relates solely to the frequency of advisory votes on future advisory votes on the Company’s executive compensation and does not include any other matters. This vote is advisory and therefore not binding on us, our Board or our management development and compensation committee.

Proxies will be voted for an ANNUAL vote on this Proposal Three unless contrary instructions are set forth on the enclosed proxy card.

The Board of Directors recommends that stockholders vote for an ANNUAL vote on the Company’s executive compensation programs.

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Equity Proposal Four Vote on the Approval of the Company’s Third Amended and Restated 2007 Stock Option and Incentive Plan

Our Board believes that stock options and other stock-based incentive awards play an important role in the success of the Company by encouraging and enabling our employees, officers, non-employee directors and other key persons upon whose judgment, initiative, and efforts we largely depend on for the successful conduct of our business, to acquire a proprietary interest in our Company. The Board anticipates that providing these individuals with a direct stake in our Company will assure a closer alignment of the interests of these individuals with those of our Company and our stockholders, thereby stimulating their efforts and strengthening their desire to remain with the Company. We are asking our stockholders to approve the Company’s Third Amended and Restated 2007 Stock Option and Incentive Plan in furtherance of these goals. Stockholder approval of the Third Amended and Restated 2007 Plan under this Proposal Four will also serve to approve the performance measures set forth in the Third Amended and Restated 2007 Plan, as further described under the section entitled “Qualified Performance-Based Compensation under Code Section
162(m).”

Proxies will be voted FOR this Proposal Four unless contrary instructions are set forth on the enclosed proxy card.

The Board of Directors recommends that stockholders vote FOR the approval of the Third Amended and Restated 2007 Stock Option and Incentive Plan.

Monotype’s Strategic Expansion and the Rationale for our Share Increase Request

We believe that our proposed Third Amended and Restated 2007 Stock Option and Incentive Plan (our “Third Amended and Restated Plan”) will be critical to our ongoing effort to build stockholder value. Our equity incentive program is broad-based, and equity incentive awards are an important component of the compensation for our executive officers and our high performing/high potential employees. As a rapidly growing company whose employee base has increased almost 65% over the last 15 months while experiencing a voluntary attrition rate of across all employees of only 9% over the same period, equity incentive awards have served as an important recruitment and retention tool. We compete for talent in highly competitive labor markets around the world where individuals are afforded many employment opportunities and prospective employees often choose between many offers of employment. For these reasons, our management development and compensation committee believes we must continue to offer a competitive equity package in order to attract, retain, and motivate the talented and qualified employees necessary for our continued growth and success.

Based on our strong foundation of type, technology and expertise, we pursued our strategy to expand and grow our business in new ways. One important milestone of our corporate expansion in 2016 was our acquisition of Olapic. This acquisition puts us in a position to build more holistic brand engagement solutions that serve both designers and marketers, and provides us with a foundation for the continued implementation of our strategy. The acquisition and our continued hiring to support the momentum and growth of the combined businesses has resulted in adding more than 300 talented professionals to the Company’s growing employee base over the last 15 months, including new management level talent. To attract, retain and motivate these employees, the Company issued 1,451,448 time-based restricted awards and 9,000 stock option awards from our 2007 Option Plan, and 795,249 time-based restricted awards from our 2010 Inducement Plan – more awards than we anticipated issuing when we last requested approval from our stockholders to increase shares under our then-current plan.

The Company manages long-term stockholder dilution by limiting the number of equity incentive awards granted annually. The management development and compensation committee carefully monitors the Company’s total compensation strategy, annual net burn rate, total dilution, and equity expense in order to maximize stockholder value. The committee annually reviews our share burn rate relative to competitive market data from our compensation peer group. Excluding the impact of equity awards related to the Olapic

43

acquisition, our 1- and 3-year average trailing burn rates have been consistently positioned below the median.

A summary of our most recent three years of grants and burn rate, which is defined as the number of shares subject to stock awards granted in a year divided by the weighted average common shares outstanding for each of the last three fiscal years, is as follows:

	2014	2015	2016 (1)
Stock Options Granted	249,552	366,521	9,000
Full-Value Awards Granted (2)	658,180	752,966	1,698,369
Total Granted	907,732	1,119,487	1,707,369
Weighted average common shares outstanding during the fiscal year	38,565,368	38,840,094	39,405,700
Annual Burn Rate	2.35%	2.88%	4.33%

(1)	The Company’s 2016 Annual Burn Rate was higher than the 2014 and 2015 Annual Burn Rates due to the acquisition of Olapic. Without taking into account the effect of the Olapic acquisition, the Company’s 2016 Annual Burn Rate would have been 1.99%.
(2)	Full value awards includes time-based restricted awards and performance-based restricted awards.

Summary Information about our Current Equity Compensation Plans

We have two active equity compensation plans: our 2007 Option Plan and our 2010 Inducement Plan. On March 22, 2017, our Board voted to reduce the number of shares available for issuance under the 2010 Inducement Plan to 100,000 shares. Accordingly, as of March 22, 2017 (our Record Date):

–	Options underlying 1,218,465 shares of common stock were outstanding under all plans with a weighted average exercise price of $19.15 and a weighted average remaining term of 5.23 years.
–	Full value awards covering 2,765,965 shares were outstanding as of such date, including:
–	2,211,254 unvested full value awards with time based vesting;
–	163,938 unvested full value unit awards; and
–	390,773 deferred unvested full value awards with performance-based vesting.
–	1,511,337 securities remained available for issuance under our 2007 Stock Option Plan.
–	100,000 securities remained available for future issuance under our 2010 Inducement Stock Plan.

The total number of securities remaining available for issuance under all plans is 1,611,337. To date, the Company has not issued any warrants or rights under any plan.

Summary of Material Features of the Third Amended and Restated 2007 Plan

–	The maximum number of shares of Common Stock to be issued under the Third Amended and Restated 2007 Plan is increased by 1,400,000 shares from 9,383,560 to 10,783,560;
–	The award of stock options (both incentive and non-qualified options), stock appreciation rights, restricted stock, deferred stock awards, unrestricted stock, dividend equivalent rights, and cash-based awards is permitted;
–	Minimum vesting periods are required for grants of restricted stock and deferred stock awards;
–	Shares tendered or held back for taxes will not be added back to the reserved pool under the Third Amended and Restated 2007 Plan. Upon the exercise of a stock appreciation right, the full number of shares underlying the award will be charged to the reserved pool. Additionally, shares reacquired by the Company on the open market or otherwise using cash proceeds of option exercises will not be added to the reserved pool;
–	No dividends or dividend equivalents may be paid on full value shares subject to performance vesting until such shares are actually earned upon satisfaction of the performance criteria;
–	Without stockholder approval, the exercise price of stock options and stock appreciation rights will not be reduced and stock options and stock appreciation rights will not be otherwise repriced through cancellation in exchange for cash, other awards or stock options or stock appreciation rights with a lower exercise price;
–	The Third Amended and Restated 2007 Plan provides for a minimum vesting period of one year, applicable to all equity awards, subject to a 5% carve out. In addition, all restricted stock awards and deferred stock awards granted to employees that are subject to time-based vesting have a minimum vesting period of three years and all restricted stock awards and deferred stock awards granted to employees that are subject to performance-based vesting have a minimum vesting period of one year;
–	The value of all awards awarded under the Third Amended and Restated 2007 Plan and all other cash compensation paid by the Company to any non-employee director in any calendar year may not exceed $750,000;
–	Any material amendment to the Third Amended and Restated 2007 Plan is subject to approval by our stockholders; and
–	The term of the Third Amended and Restated 2007 Plan will expire on May 1, 2027.

Information about the Third Amended and Restated 2007 Plan

On March 24, 2017, our Board approved the Third Amendment and Restatement of the Company’s 2007 Stock Option and Incentive Plan, subject to stockholder approval, to increase the aggregate number of shares authorized for issuance under the Third Amended and Restated 2007 Plan by 1,400,000 shares to 10,783,560 shares of Common Stock. Our proposed Third Amended and Restated 2007 Plan is a Company-wide equity award plan that contains many terms protective of our stockholders, including a re-pricing prohibition, restrictions on the return of repurchased shares to the plan, a minimum vesting period applicable to all equity awards (subject to a 5% carve out), and a cap on annual director compensation of $750,000. A copy of the Third Amended and Restated 2007 Plan is attached as Appendix 1 to this Proxy Statement and is incorporated herein by reference.

Based solely on the closing price of our Common Stock as reported by the NASDAQ Global Select Market on March 24, 2017, the maximum aggregate market value of the 1,400,000 shares of Common Stock subject to the proposed increase described herein that could potentially be issued under the Third Amended and Restated 2007 Plan is $26,810,000. The shares we issue under the Third Amended and Restated 2007 Plan will be authorized but unissued shares or shares that we reacquire. The shares of Common Stock underlying any awards that are

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forfeited, canceled or otherwise terminated, other than by exercise, (including any awards granted pursuant to the Company’s 2004 Stock Option and Incentive Plan) are added back to the shares of stock available for issuance under the Third Amended and Restated 2007 Plan. Shares tendered or held back upon exercise of a stock option or settlement of an award under the Third Amended and Restated 2007 Plan to cover the exercise price or tax withholding, and shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right upon exercise thereof are not added back to the shares of stock available for issuance under the Third Amended and Restated 2007 Plan. Additionally, shares the Company reacquires on the open market will not be added to the reserve pool under the Third Amended and Restated 2007 Plan.

If our request to increase the share reserve of the Third Amended and Restated 2007 Plan by an additional 1,400,000 shares is approved by stockholders, we will have approximately 2,911,337 shares available for grant under such plan after the Annual Meeting, which is based on 1,511,337 shares available for grant under the 2007 Option Plan on March 22, 2017 and the 1,400,000 shares subject to this proposal. Our management development and compensation committee determined the size of the requested share increase based on projected equity awards to anticipated new hires, projected annual equity awards to existing employees, and an assessment of the magnitude of increase that our institutional investors and the firms that advise them would likely find acceptable. We anticipate that if our request to increase the share reserve is approved by stockholders, it will be sufficient to provide equity incentives to attract, retain, and motivate our named executive officers and employees through the next two years.

Qualified Performance-Based Compensation under Code Section 162(m)

To ensure that certain awards granted under the Third Amended and Restated 2007 Plan to a “Covered Employee” (as defined in the Internal Revenue Code of 1986 (the “Code”)) qualify as “performance-based compensation” under Section 162(m) of the Code, the Third Amended and Restated 2007 Plan provides that the management development and compensation committee may require that the vesting of such awards be conditioned on the satisfaction of performance criteria that may include any or all of the following: (1) earnings before interest, taxes, depreciation and amortization, (2) net income (loss) (either before or after interest, taxes, depreciation and/or amortization), (3) changes in the market price of the Common Stock, (4) economic value-added, (5) funds from operations or similar measure, (6) sales or revenue, (7) acquisitions or strategic transactions, (8) operating income (loss), (9) cash flow (including, but not limited to, operating cash flow and free cash flow), (10) return on capital, assets, equity, or investment, (11) stockholder returns, (12) return on sales, (13) gross or net profit levels, (14) productivity, (15) expense, (16) margins, (17) operating efficiency, (18) customer satisfaction, (19) working capital, (20) earnings (loss) per share of Common Stock, (21) sales or market shares, and (22) number of customers, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The management development and compensation committee will select the particular performance criteria within 90 days following the commencement of a performance cycle. Subject to adjustments for stock splits and similar events, the maximum award granted to any one individual that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code will not exceed 600,000 shares of Common Stock for any performance cycle and options or stock appreciation rights with respect to no more than 1,000,000 shares of Common Stock may be granted to any one individual during any calendar year period. If a performance-based award is payable in cash, it cannot exceed $7,000,000 for any performance cycle.

Summary of the Third Amended

and Restated 2007 Plan

The following description of certain features of the Third Amended and Restated 2007 Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the Third Amended and Restated 2007 Plan that is attached hereto as Appendix 1.

Plan Administration. The Third Amended and Restated 2007 Plan will be administered by the management development and compensation committee. The management development and compensation committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the Third Amended and Restated 2007 Plan. The management development and compensation committee may delegate to our chief executive officer the authority to grant stock options to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and not subject to Section 162(m) of the Code, subject to certain limitations and guidelines.

Eligibility. Persons eligible to participate in the Third Amended and Restated 2007 Plan will be those full or part-time officers, employees, non-employee directors and consultants of the Company and its subsidiaries as selected from time to time by the management development and compensation committee in its discretion. Approximately 830 individuals are currently eligible to participate in the Third Amended and Restated 2007 Plan, which includes 24 officers, 796 employees who are not officers, and 7 non-employee directors.

Plan Limits. The maximum award of stock options or stock appreciation rights granted to any one individual will not exceed 1,000,000 shares of Common Stock (subject to adjustment for stock splits and similar events) for any calendar year period. If any award of restricted stock or restricted stock units granted to an individual is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, then the maximum award shall not exceed 600,000 shares of Common Stock (subject to adjustment for stock splits and similar events) to any one such individual in any performance cycle. If any cash-based award is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, then the maximum award to be paid in cash in any performance cycle may not exceed $7,000,000. In addition, no more than the number of shares reserved and available for issuance under the Third Amended and Restated 2007 Plan will be issued in the form of incentive stock options.

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Director Compensation Limit. The Third Amended and Restated 2007 Plan provides that the value of all awards awarded under the Third Amended and Restated 2007 Plan and all other cash compensation paid by the Company to any non-employee director in any calendar year shall not exceed $750,000.

Minimum Vesting. The minimum vesting period for each equity award granted under the Third Amended and Restated 2007 Plan must be at least one year, provided that up to 5% of the shares authorized for issuance under the Third Amended and Restated 2007 Plan may be utilized for unrestricted stock awards or other equity awards with a minimum vesting period of less than one year. In addition, the management development and compensation committee may grant equity awards that vest within one year (i) if such awards are granted as substitute awards in replacement of other awards (or awards previously granted by an entity being acquired (or assets of which are being acquired)) that were scheduled to vest within one year, or (ii) if such awards are being granted in connection with an elective deferral of cash compensation that, absent a deferral election, otherwise would have been paid to the grantee within the one year. In addition, all restricted stock awards and deferred stock awards granted to employees that are subject to time-based vesting have a minimum vesting period of three years and all restricted stock awards and deferred stock awards granted to employees that are subject to performance-based vesting have a minimum vesting period of one year.

Stock Options. The Third Amended and Restated 2007 Plan permits the granting of (1) options to purchase Common Stock intended to qualify as incentive stock options under Section 422 of the Code, and (2) options that do not so qualify. Options granted under the Third Amended and Restated 2007 Plan will be non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Company and its subsidiaries. Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee directors and consultants. The option exercise price of each option will be determined by the management development and compensation committee but may not be less than 100% of the fair market value of the Common Stock on the date of grant. Fair market value for this purpose will be the last reported sale price of the shares of Common Stock on the NASDAQ Global Select Market on the date of grant. The exercise price of an option may not be reduced after the date of the option grant, other than to appropriately reflect changes in our capital structure.

The term of each option will be fixed by the management development and compensation committee and may not exceed ten years from the date of grant. The management development and compensation committee will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the management development and compensation committee. In general, unless otherwise permitted by the management development and compensation committee, no option granted under the Third Amended and Restated 2007 Plan is transferable by the optionee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order, and options may be exercised during the optionee’s lifetime only by the optionee, or by the optionee’s legal representative or guardian in the case of the optionee’s incapacity.

Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the management development and compensation committee or by delivery (or attestation to the ownership) of shares of Common Stock that are beneficially owned by the optionee and that are not subject to restrictions under any Company plan. Subject to applicable law, the exercise price may also be delivered to the Company by a broker pursuant to irrevocable instructions to the broker from the optionee. In addition, the management development and compensation committee may permit non-qualified options to be exercised using a net exercise feature which reduces the number of shares issued to the optionee by the number of shares with a fair market value equal to the exercise price.

To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year.

Stock Appreciation Rights. The management development and compensation committee may award stock appreciation rights subject to such conditions and restrictions as the management development and compensation committee may determine. Stock appreciation rights entitle the recipient to shares of Common Stock equal to the value of the appreciation in the stock price over the exercise price. The exercise price of a stock appreciation right may not be less than 100% of the fair market value of the Common Stock on the date of grant.

Restricted Stock. The management development and compensation committee may award shares of Common Stock to participants subject to such conditions and restrictions as the management development and compensation committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with us through a specified restricted period.

Deferred Stock Awards. The management development and compensation committee may grant deferred stock awards to any participants. Deferred stock awards are awards of phantom stock units that are ultimately payable in the form of shares of Common Stock and may be subject to such conditions and restrictions as the management development and compensation committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/ or continued employment with the Company through a specified vesting period. In the management development and compensation committee’s sole discretion, it may permit a participant to make an advance election to receive a portion of his or her future cash compensation otherwise due in the form of a deferred stock award, subject to the participant’s compliance with the procedures established by the management development and compensation committee and requirements of Section 409A of the Code. During the deferral period, the deferred stock awards may be credited with dividend equivalent rights.

Unrestricted Stock Awards. The management development and compensation committee may also grant shares of Common

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Stock that are free from any restrictions under the Third Amended and Restated 2007 Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.

Cash-Based Awards. The management development and compensation committee may grant cash bonuses under the Third Amended and Restated 2007 Plan to participants. The cash bonuses may be subject to the achievement of certain performance goals.

Dividend Equivalent Rights. The management development and compensation committee may grant dividend equivalent rights to participants that entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of Common Stock. Dividend equivalent rights may be granted as a component of another award (other than a stock option or stock appreciation right) or as a freestanding award. Dividend equivalent rights may be settled in cash, shares of Common Stock or a combination thereof, in a single installment or installments, as specified in the award.

Sale Event Provisions. The Third Amended and Restated 2007 Plan provides that upon the effectiveness of a “sale event” as defined in the Third Amended and Restated 2007 Plan, all awards under the Third Amended and Restated 2007 Plan will automatically terminate, unless the parties to the sale event agree that such awards will be assumed or continued by the successor entity. In the event of such termination, all awards with time-based vesting conditions or restrictions will become fully vested and non-forfeitable as of the effective time of the sale event, except as the management development and compensation committee may otherwise specify with respect to particular awards, and any awards with conditions and restrictions relating to the attainment of performance goals may become vested and non-forfeitable in connection with a sale event in the management development and compensation committee’s discretion or to the extent specified in the relevant award agreement. In the event of such termination, participants holding options and stock appreciation rights will be permitted to exercise such options and stock appreciation rights prior to the sale event. In addition, the Company may make or provide for a payment, in cash or in kind, to participants holding options and stock appreciation rights equal to the difference between the per share cash consideration and the exercise price of the options or stock appreciation rights. The Company shall also have the option to make or provide for a payment, in cash or in kind, to grantees holding other awards in an amount equal to the per share cash consideration multiplied by the number of vested shares under such awards. In the event that awards under the Third Amended and Restated 2007 Plan are assumed or continued by the successor entity to the sale event, then a grantee’s award will be fully vested and exercisable if such successor entity terminates the grantee’s employment without “cause” (as defined in the Third Amended and Restated 2007 Plan) or if the grantee terminates his or her employment for “good reason” (as defined in the Third Amended and Restated 2007 Plan), in each case within 18 months after such sale event.

Adjustments for Stock Dividends, Stock Splits, Etc.

The Third Amended and Restated 2007 Plan requires the management development and compensation committee to make appropriate adjustments to the number of shares of Common Stock that are subject to the Third Amended and Restated 2007 Plan, to certain limits in the Third Amended and Restated 2007 Plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.

Tax Withholding. Participants in the Third Amended and Restated 2007 Plan are responsible for the payment of any federal, state or local taxes that the Company is required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. Subject to approval by the management development and compensation committee, participants may elect to have the tax withholding obligations satisfied by authorizing the Company to withhold shares of Common Stock to be issued pursuant to the exercise or vesting. The committee may also require awards under the Third Amended and Restated 2007 Plan to be subject to mandatory share withholding.

Amendments and Termination. The Board may at any time amend or discontinue the Third Amended and Restated 2007 Plan and the management development and compensation committee may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent. To the extent required under the rules of the NASDAQ, any amendments that materially change the terms of the Third Amended and Restated 2007 Plan will be subject to approval by our stockholders. Amendments shall also be subject to approval by our stockholders if and to the extent determined by the management development and compensation committee to be required by the Code to preserve the qualified status of incentive options or to ensure that compensation earned under the Third Amended and Restated 2007 Plan qualifies as performance-based compensation under Section 162(m) of the Code.

Effective Date of Third Amended and Restated 2007 Plan.

The board adopted our 2007 Stock Option and Incentive Plan on March 15, 2007 and it was subsequently approved by our stockholders and became effective on May 10, 2007. The Board adopted our Amended and Restated 2007 Stock Option and Incentive Plan on March 30, 2011 and it was subsequently approved by our stockholders and became effective on May 13, 2011. The Board adopted our 2007 Option Plan on March 26, 2014 and it was subsequently approved by our stockholders on May 5, 2014. The Board adopted our Third Amended and Restated Plan on March 24, 2017 and it will become effective upon approval by our stockholders. Awards of incentive options may be granted under the Third Amended and Restated 2007 Plan until the date that is ten years from the date of Board approval of the Third Amended and Restated 2007 Plan, or March 24, 2027. No other awards may be granted under the Third Amended and Restated 2007 Plan after the date that is ten years from the date of stockholder approval. If the Third Amended and Restated 2007 Plan is not approved by stockholders, our existing 2007 Option Plan will continue in effect until it expires, and awards may be granted thereunder, in accordance with its terms.

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Plan Benefits

Because the grant of awards under the Third Amended and Restated 2007 Plan is within the discretion of the management development and compensation committee, the Company cannot determine the dollar value or number of shares of Common Stock that will in the future be received by or allocated to any participant in the Third Amended and Restated 2007 Plan. Accordingly, in lieu of providing information regarding benefits that will be received under the Third Amended and Restated

2007 Plan, the following table provides information concerning the benefits that were received by the following persons and groups during 2016: each named executive officer; all current executive officers, as a group; all current directors who are not executive officers, as a group; and all employees who are not executive officers, as a group.

	Stock Options		Restricted Stock		Restricted Stock Units

Name and Position	Average Exercise Price ($)	Number (#)	Dollar Value ($)	Number (#)	Dollar Value ($)	Number (#)
Scott E. Landers, CEO Chief Executive Officer, President and Director	—	—	1,841,775	74,596	743,313	49,731
Joseph D. Hill Former Senior Vice President, Chief Financial Officer, Assistant Secretary and Treasurer	—	—	613,917	24,865	136,437	16,577
Benjamin W.L. Semmes III Executive Vice President, Market Strategy and Sales	—	—	920,888	37,298	371,634	24,865
Steven R. Martin Executive Vice President & Chief Innovation Officer	—	—	736,700	29,838	297,334	19,892
Janet M. Dunlap Executive Vice President, General Counsel and Secretary	—	—	491,133	19,892	198,238	13,262
All current executive officers, as a group	—	—	4,604,413	186,489	1,746,955	124,327
All current directors who are not executive officers, as a group	—	—	987,558	42,356	—	—
All current employees who are not executive officers, as a group	22.41	9,000	27,384,345	1,224,607	3,739,238	191,869

Tax Aspects under the Code

The following is a summary of the principal federal income tax consequences of certain transactions under the Third Amended and Restated 2007 Plan. It does not describe all federal tax consequences under the Third Amended and Restated 2007 Plan, nor does it describe state or local tax consequences.

The advice set forth below was not intended or written to be used, and it cannot be used, by any taxpayer for the purpose of avoiding United States federal tax penalties that may be imposed on the taxpayer. The advice was written to support the promotion or marketing of the transaction(s) or matter(s) addressed herein. Each taxpayer should seek advice based upon the taxpayer’s particular circumstances from an independent tax advisor.

Incentive Options. No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares of Common Stock issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) the Company will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares of Common Stock acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of Common Stock at exercise (or, if less, the amount realized on a sale of such shares of Common Stock) over the option price thereof, and (ii) we will be entitled to deduct such amount. Special rules apply where all or a portion of the exercise price of the incentive option is paid by tendering shares of Common Stock.

If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive option will not be eligible for the tax treatment described above if it is

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exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Non-Qualified Options. No income is realized by the optionee at the time the option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares of Common Stock on the date of exercise, and we receive a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of Common Stock have been held. Special rules apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of Common Stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

Other Awards. The Company generally will be entitled to a tax deduction in connection with an award under the Third Amended and Restated 2007 Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for a further deferral.

Parachute Payments. The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change in control (such as a sale event) may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on Deductions. Under Section 162(m) of the Code, the Company’s deduction for certain awards under the Third Amended and Restated 2007 Plan may be limited to the extent that the chief executive officer or other executive officer whose compensation is required to be reported in the summary compensation table (other than the principal financial officer) receives compensation in excess of $1 million a year (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code). The Third Amended and Restated 2007 Plan is structured to allow certain awards to qualify as performance-based compensation.

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Audit Proposal Five Ratification of the Appointment of Our Independent Registered Public Accounting Firm

The audit committee of the Board has appointed Ernst & Young LLP (“Ernst & Young”) as the independent registered public accounting firm to perform the audit of the consolidated financial statements of the Company for the year ending December 31, 2017 and to audit the effectiveness of internal control over financial reporting as of December 31, 2017 pursuant to the Sarbanes-Oxley Act of 2002. During the first quarter of 2017, Ernst & Young examined and performed an audit of the consolidated financial statements of the Company included in our Annual Report on Form 10-K for the year ended December 31, 2016.

Although stockholder approval of this appointment is not required by law or binding on the audit committee, the audit committee believes that stockholders should be given the opportunity to express their views. If the stockholders do not ratify the appointment of Ernst & Young, the audit committee will consider this vote in determining whether or not to continue the engagement of Ernst & Young. It is expected that representatives of Ernst & Young will attend the Annual Meeting, with the opportunity to make a statement if they so desire and will be available to answer appropriate questions.

Proxies will be voted FOR this Proposal Five unless contrary instructions are set forth on the enclosed proxy card.

The Board of Directors recommends that stockholders vote FOR the ratification of the appointment of Ernst & Young.

2016 Audit Highlights

Audit Services and Our Independent

Registered Public Accounting Firm

–   Ernst & Young’s long tenure with the Company has led to

     their deep understanding of our business.

–   All auditing services and non-audit related fees are pre-

     approved by our audit committee.

–   Our audit committee chair may pre-approve auditing and non-

     audit related services and must report pre-approvals at the next audit committee meeting.

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Information about Our Audit Committee, Independent Registered Public Accounting Firm, and Fees Paid

2016 and 2015 Audit Fee Summary

During 2016 and 2015, the Company retained Ernst & Young to provide services in the following categories and approximate amounts (in thousands):

	2016	2015
Audit fees	$1,755	$1,676
Audit-related fees	$25	$75
Tax fees	—	$80
All other fees	$2	$2

Audit Fees

Audit fees for the years ended December 31, 2016 and 2015 consist of fees for professional services provided in connection with the annual audit of our consolidated financial statements and the effectiveness of our internal control over financial reporting, the review of our quarterly condensed consolidated financial statements, consultations on accounting matters directly related to the audit, consents and assistance with and review of documents filed with the SEC and services that are normally provided by Ernst & Young in connection with statutory audits required in regulatory filings.

Audit-Related Fees

Audit-related fees for the years ended December 31, 2016 and 2015 consist of aggregate fees for accounting consultations and other services that were reasonably related to the performance of audits or reviews of our consolidated financial statements and were not reported under “Audit Fees.”

Tax Fees

For the year ended December 31, 2015, tax fees consisted of aggregate fees for tax compliance, tax advice, and tax planning services.

All Other Fees

For the years ended December 31, 2016 and 2015, the other fees consist of fees billed related to our Ernst & Young research website membership.

All services provided by Ernst & Young to the Company in 2016 and 2015 were approved by means of specific pre-approvals by the audit committee.

Information Regarding Approval of Non-Audit Services

The audit committee oversees the Company’s accounting and financial reporting processes on behalf of the Board and pre-approves all auditing services and the terms of non-audit services, but only to the extent that the non-audit services are not prohibited under applicable law and the committee determines that the non-audit services do not impair the independence of the independent registered public accounting firm. In situations where it is impractical to wait until the next regularly scheduled quarterly meeting, the chair of the audit committee has been delegated authority to approve audit and non-audit services. Fees payable to our independent registered public accounting firm for any specific, individual service approved by the chair must be reported to the full committee at its next scheduled meeting.

The pre-approval requirement is waived with respect to the provision of non-audit services by the independent registered public accounting firm if: (1) the aggregate amount of all such non-audit services provided to us constitutes not more than five percent of the total fees paid by us to our independent registered public accounting firm during the year in which such non-audit services were provided, (2) such services were not recognized at the time of the engagement to be non-audit services, and (3) such services are promptly brought to the attention of the audit committee and approved by the audit committee or by one or more of its members to whom authority to grant such approvals has been delegated by the committee prior to the completion of the independent registered public accounting firm’s audit.

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Audit Committee Report

The audit committee has reviewed and discussed with management and representatives of Ernst & Young, the Company’s independent registered public accounting firm, the Company’s consolidated financial statements for the year ended December 31, 2016. The audit committee reviewed management’s report on its assessment of the effectiveness of the Company’s internal control over financial reporting and the independent registered public accounting firm’s report on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2016. The audit committee meets with representatives of the independent registered public accounting firm, with and without management present, to discuss the results of their examinations; their evaluations of the Company’s internal control, including internal control over financial reporting; and the overall quality of the Company’s financial reporting.

The audit committee also reviewed with Ernst & Young the results of their audit and discussed matters required to be discussed pursuant to Statement on Auditing Standards No. 61, as amended (AICPA Performance Standards Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, which provides that certain matters related to the conduct of the audit of the Company’s financial statements are to be communicated to the audit committee. In addition, the audit committee has received from Ernst & Young the written disclosures and the letter required by the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, has discussed with Ernst & Young their independence from management and the Company and has considered and discussed the compatibility of non-audit services provided by Ernst & Young for the Company with that firm’s independence.

Based on these reviews and discussions, the audit committee recommended to the board of directors, and the board of directors has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the SEC.

The audit committee has considered and determined that the provision of the non-audit services described is compatible with maintaining the independence of our registered public accounting firm.

Submitted by the audit committee, Peter J. Simone, Chair Roger J. Heinen, Jr. Pamela F. Lenehan	Olapic’s Content Engine helps brands to communicate visually by using real customer images and videos in every touchpoint.

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Appendix 1

Third Amended and Restated

2007 Stock Option and Incentive Plan

Date Approved by the Board of Directors	March 15, 2007
Date Approved by the Stockholders	May 10, 2007
Date Amended and Restated 2007 Plan Approved by the Board of Directors	March 30, 2011
Date Amended and Restated 2007 Plan Approved by the Stockholders	May 13, 2011
Date Second Amended and Restated 2007 Plan Approved by the Board of Directors	March 26, 2014
Date Second Amended and Restated 2007 Plan Approved by the Stockholders	May 5, 2014
Date Third Amended and Restated Plan Approved by the Board of Directors	March 24, 2017
Date Third Amended and Restated Plan Approved by the Stockholders

Section 1. General Purpose Of The Plan; Definitions

The name of the plan is the Monotype Imaging Holdings Inc. Third Amended and Restated 2007 Stock Option and Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and Consultants of Monotype Imaging Holdings Inc. (the “Company”) and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

–	“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.
–	“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation
–	Rights, Deferred Stock Awards, Restricted Stock Awards, Unrestricted Stock Awards, Cash-based Awards and Dividend Equivalent Rights.
–	“Award Agreement” means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Agreement is subject to the terms and conditions of the Plan.
–	“Board” means the Board of Directors of the Company.
–	“Cash-based Award” means an Award entitling the recipient to receive a cash-denominated payment.
–	“Cause” means, with respect to any grantee, the termination of a grantee’s employment with the Company or any Subsidiary as a result of (i) the commission of any act by a grantee constituting financial dishonesty against the Company or any Subsidiary (which act would be chargeable as a crime under applicable law); (ii) a grantee’s engaging in any other act of dishonesty, fraud, intentional misrepresentation, moral turpitude, illegality or harassment which, as determined in good faith by the Board, would: (A) materially adversely affect the business or the reputation of the Company or any Subsidiary with their respective current or prospective customers, suppliers, lenders and/or other third parties with whom the Company or any Subsidiary does or might do business; or (B) expose the Company or any Subsidiary to a risk of civil or criminal legal damages, liabilities or penalties; (iii) the repeated failure by a grantee to follow the directives of the Company’s chief executive officer or Board or (iv) any material misconduct, violation of the Company’s or any Subsidiary’s policies, or willful and deliberate non-performance of duty by the grantee in connection with the business affairs of the Company or any Subsidiary. Notwithstanding the foregoing, in the event a grantee is a party to an employment agreement with the Company, any of its Subsidiaries or any of their respective successor entities that contains a different definition of “cause,” the definition set forth in such other agreement shall be applicable to such grantee for purposes of this Plan and not this definition.
–	“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.
–	“Committee” means the Board or a compensation committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two Non-Employee Directors who are independent.
–	“Consultant” means any natural person that provides bona fide services to the Company, and such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.
–	“Covered Employee” means an employee who is a “Covered Employee” within the meaning of Section 162(m) of the Code.
–	“Deferred Stock Award” means an Award of phantom stock units to a grantee.
–	“Dividend Equivalent Right” means an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee.

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–	“Effective Date” means the date on which the Third Amended and Restated Plan is approved by stockholders as set forth in Section 20.
–	“Equity Award” means any Award other than (i) a Cash-based Award, or (ii) a Dividend Equivalent Right that is (A) granted as a component of a Deferred Stock Award or Restricted Stock Award, or (B) not to be paid in Stock (except to the extent that the underlying dividend is paid in Stock).
–	“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.
–	“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Committee; provided, however, that if the Stock is admitted to quotation on a national securities exchange, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations; provided further, however, that if the date for which Fair Market Value is determined is the first day when trading prices for the Stock are reported on a national securities exchange, the Fair Market Value shall be the “Price to the Public” (or equivalent) set forth on the cover page for the final prospectus relating to the Company’s Initial Public Offering.
–	“Good Reason” means the occurrence of any of the following events: (i) a substantial adverse change in the nature or scope of the grantee’s responsibilities, authorities, powers, functions or duties; (ii) a reduction in the grantee’s annual base salary except for across-the-board salary reductions similarly affecting all or substantially all management employees; or (iii) the relocation of the offices at which the grantee is principally employed to a location more than 75 miles from such offices. Notwithstanding the foregoing, in the event a grantee is a party to an employment agreement with the Company or any successor entity that contains a different definition of “good reason,” the definition set forth in such other agreement shall be applicable to such grantee for purposes of this Plan and not this definition.
–	“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.
–	“Minimum Vesting Period” means, for an Equity Award, the one-year period following the date of grant of such Equity Award.
–	“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.
–	“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.
–	“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.
–	“Performance-based Award” means any Award, including any Restricted Stock Award, Deferred Stock Award or Cash-based Award granted to a Covered Employee that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code and the regulations promulgated thereunder.
–	“Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for an individual for a Performance Cycle. The Performance Criteria (which shall be applicable to an individual, or to the organizational level specified by the Committee, including, but not limited to, the Company or a unit, division, group, or Subsidiary of the

Company) that will be used to establish Performance Goals are limited to the following: earnings before interest, taxes, depreciation and amortization, net income (loss) (either before or after interest, taxes, depreciation and/or amortization), changes in the market price of the Stock, economic value-added, funds from operations or similar measure, sales or revenue, acquisitions or strategic transactions, operating income (loss), cash flow (including, but not limited to, operating cash flow and free cash flow), return on capital, assets, equity, or investment, stockholder returns, return on sales, gross or net profit levels, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings (loss) per share of Stock, sales or market shares and number of customers, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Administrator may appropriately adjust any evaluation performance under a Performance Criterion to exclude any of the following events that occurs during a Performance Cycle: (i) asset write-downs or impairments, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reporting results, (iv) accruals for reorganizations and restructuring programs, and, (v) any item of an unusual nature or of a type that indicates infrequency of occurrence, or both, including those described in the Financial Accounting Standards Board’s authoritative guidance and/or in management’s discussion and analysis of financial condition of operations appearing the Company’s annual report to stockholders for the applicable year.
–	“Performance Cycle” means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Criteria will be measured for the purpose of determining a grantee’s right to and the payment of a Restricted Stock Award, Deferred Stock Award or Cash-based Award.
–	“Performance Goals” means, for a Performance Cycle, the specific goals established in writing by the Committee for a Performance Cycle based upon the Performance Criteria.
–	“Restricted Stock Award” means an Award entitling the recipient to acquire, at such purchase price (which may be zero) as determined by the Committee, shares of Stock subject to such restrictions and conditions as the Committee may determine at the time of grant.
–	“Sale Event” shall mean (i) the dissolution or liquidation of the Company, (ii) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (iii) a merger, reorganization or consolidation pursuant to which the outstanding shares of Stock are converted into or exchanged for securities of the successor entity and the holders of the Company’s outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the successor entity (or ultimate parent) immediately upon completion of such transaction, (iv) the sale of all of the Stock of the Company to an unrelated person or entity, or (v) any other transaction in which, the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the successor entity (or ultimate parent) immediately upon completion of the transaction.

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–	“Sale Price” means the value as determined by the Committee of the consideration payable, or otherwise to be received by stockholders, per share of Stock pursuant to a Sale Event.
–	“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.
–	“Stock” means the Common Stock, par value $0.01 per share, of the Company, subject to adjustments pursuant to Section 3.
–	“Stock Appreciation Right” means an Award entitling the recipient to receive shares of Stock having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

–	“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.
–	“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.
–	“Unrestricted Stock Award” means an Award of shares of Stock free of any restrictions.

Section 2. Administration Of Plan; Committee

Authority To Select Grantees And Determine Awards

a.	Committee. The Plan shall be administered by the Committee.
b.	Powers of Committee. The Committee shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:
i.	to select the individuals to whom Awards may from time to time be granted;
ii.	to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Deferred Stock Awards, Unrestricted Stock Awards, Cash-based Awards and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;
iii.	to determine the number of shares of Stock to be covered by any Award;
iv.	to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of written instruments evidencing the Awards;
v.	to accelerate at any time the exercisability or vesting of all or any portion of any Award provided that the Committee generally shall not exercise such discretion to accelerate Awards subject to Sections 7 and 8 except in the event of the grantee’s death, disability or retirement, or a change in control (including a Sale Event);
vi.	subject to the provisions of Section 5(a)(ii), to extend at any time the period in which Stock Options may be exercised; and
vii.	at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Committee shall be binding on all persons, including the Company and Plan grantees.

c.	Delegation of Authority to Grant Awards. Subject to applicable law, the Committee, in its discretion, may delegate to the chief executive officer of the Company all or part of the Committee’s authority and duties with respect to the granting of Awards to individuals who are (i) not subject to the reporting and other provisions of Section 16 of the Exchange Act and (ii) not Covered Employees. Any such delegation by the Committee shall include a limitation as to the amount of shares underlying Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan.

d.	Minimum Vesting Period. The vesting period for each Equity Award granted under the Plan must be at least equal to the Minimum Vesting Period applicable to such Award; provided, however, nothing in this Section 2(d) shall limit the Committee’s authority to accelerate the vesting of Awards as set forth in Section 2(b)(v) above; and, provided further, notwithstanding the foregoing, up to 5% of the shares of Stock authorized for issuance under the Plan may be utilized for Unrestricted Stock Awards or other Equity Awards with a vesting period that is less than the Minimum Vesting Period (each such Equity Award, an “Excepted Award”). Notwithstanding the foregoing, in addition to Excepted Awards, the Committee may grant Equity Awards that vest (or permit previously granted Equity Awards to vest) within the Minimum Vesting Period (i) if such Equity Awards are granted as substitute Awards in replacement of other Awards (or awards previously granted by an entity being acquired (or assets of which are being acquired)) that were scheduled to vest within the Minimum Vesting Period or (ii) if such Equity Awards are being granted in connection with an elective deferral of cash compensation that, absent a deferral election, otherwise would have been paid to the grantee within the Minimum Vesting Period.
e.	Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award, the provisions applicable in the event employment or service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.
f.	Indemnification. Neither the Board nor the Committee, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or

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determination made in good faith in connection with the Plan, and the members of the Board and the Committee (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/ or under the Company’s articles or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.
g.	Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Committee determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Committee determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

Section 3. Stock Issuable Under The Plan;

Mergers; Substitution

a.	Stock Issuable.
The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 10,783,560 shares, subject to adjustment as provided in Section 3(c); provided that not more than 10,783,560 shares shall be issued in the form of Incentive Stock Options. For purposes of this limitation, the shares of Stock underlying any Awards (including any awards granted pursuant to the Company’s 2004 Stock Option and Grant Plan (the “2004 Plan”)) that are forfeited, canceled or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. Notwithstanding the foregoing, the following shares shall not be added to the shares authorized for grant under the Plan: (i) shares tendered or held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, and (ii) shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right upon exercise thereof. In the event the Company repurchases shares of Stock on the open market, such shares shall not be added to the shares of Stock available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options or Stock Appreciation Rights with respect to no more than 1,000,000 shares of Stock may be granted to any one individual grantee during any one calendar year period. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.
b.	Maximum Awards to Non-Employee Directors. Notwithstanding anything to the contrary in this Plan, the value of all Awards awarded under this Plan and all other cash compensation paid by the Company to any Non-Employee Director in any calendar year shall not exceed $750,000. For the purpose of this limitation, the value of any Award shall be its grant date fair value, as determined in accordance with ASC 718 or successor provision but excluding the impact of estimated forfeitures related to service-based vesting provisions.
c.	Changes in Stock. Subject to Section 3(d) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Committee shall make an equitable or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan and the maximum number of shares that may be issued in form of Incentive Stock Options, (ii) the number of Stock Options or Stock Appreciation Rights that can be granted to any one individual grantee and the maximum number of shares that may be granted under a Performance-based Award, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (v) the price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The Committee shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends declared and paid other than in the ordinary course or any other extraordinary corporate event to the extent necessary to avoid distortion in the value of Awards. The adjustment by the Committee shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan

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resulting from any such adjustment, but the Committee in its discretion may make a cash payment in lieu of fractional shares.

No adjustment shall be made under this Section 3(b) in the case of an Option or Stock Appreciation Right, without the consent of the grantee, if it would constitute a modification, extension or renewal of the Option within the meaning of Section 424(h) of the Code or a modification of the Option or Stock Appreciation Right such that the Option or Stock Appreciation Right becomes treated as “nonqualified deferred compensation” subject to Section 409A.

d.	Mergers and Other Transactions. Upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate, unless provision is made in connection with the Sale Event in the sole discretion of the parties thereto for the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree (after taking into account any acceleration hereunder). In the case of and subject to the consummation of a Sale Event pursuant to which all outstanding Awards granted hereunder terminate, Awards with time-based vesting conditions or restrictions shall become fully vested and nonforfeitable as of the effective time of the Sale Event, except as the Committee may otherwise specify with respect to particular Awards in the relevant Award documentation, and all Awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in connection with a Sale Event in the Committee’s discretion or to the extent specified in the relevant Award Agreement. Each grantee shall be permitted, within a specified period of time prior to the consummation of such a Sale Event as determined by the Committee, to exercise all outstanding Options and Stock Appreciation Rights held by such grantee (to the extent exercisable), including those that will become exercisable upon the consummation of the Sale Event; provided, however, that the exercise of Options and Stock Appreciation Rights not exercisable prior to the Sale Event shall be subject to the consummation of the Sale Event. In the event that provision is made in connection with the Sale Event for the assumption or continuation of Awards, or the substitution of such Awards with new Awards of the successor entity or parent thereof, then, except as the Committee may otherwise specify with respect to particular Awards in the relevant Award documentation, any Award so assumed or continued or substituted therefor shall be deemed vested and exercisable in full upon the date on which the grantee’s employment or service relationship with the Company and its subsidiaries or successor entity, as the case may be, terminates if such termination occurs (i) within 18 months after such Sale Event, and (ii) such termination is by the Company or its Subsidiaries or successor entity without Cause or by the grantee for Good Reason.

The Company shall have the right, but not the obligation, to make or provide for a payment, in cash or in kind, to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price times the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price), and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights. The Company shall also have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding other Awards in an amount equal to the Sale Price times the number of vested shares of Stock under such Awards.

e.	Substitute Awards. The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 3(a).

Section 4. Eligibility

Grantees under the Plan will be such full or part-time officers and other employees, Non- Employee Directors and Consultants of the Company and its Subsidiaries as are selected from time to time by the Committee in its sole discretion.

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Section 5. Stock Options

Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve. Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

a.	Stock Options Granted to Employees and Consultants. The Committee in its discretion may grant Stock Options to eligible employees and Consultants of the Company or any Subsidiary. Stock Options granted pursuant to this Section 5(a) shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable. If the Committee so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Committee may establish.
i.	Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Committee at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.
ii.	Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.
iii.	Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Committee at or after the grant date. The Committee may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.
iv.	Method of Exercise. Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased and such exercise will be effective upon payment as set forth in this Section 5(a)(iv) or the applicable Award Agreement. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award Agreement:
A.	In cash, by certified or bank check or other instrument acceptable to the Committee;
B.	Through the delivery (or attestation to the ownership following such procedures as the Company may prescribe) of shares of Stock that are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;
C.	By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure; or

D.	With respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price.

Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award Agreement or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of shares attested to. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.
v.	Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.
b.	Stock Options Granted to Non-Employee Directors.
i.	The Committee, in its discretion, may grant Non-Qualified Stock Options to Non-Employee Directors. Any such grant may

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vary among individual Non-Employee Directors and shall be on such terms, including vesting, as the Committee may determine.
ii.	An Option issued under this Section 5(b) shall not be exercisable after the expiration of ten years from the date of grant.
iii.	Options granted under this Section 5(b) may be exercised

only by written notice to the Company specifying the number of shares to be purchased. Payment of the full purchase price of the shares to be purchased may be made by one or more of the methods specified in Section 5(a)(iv). An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

Section 6. Stock Appreciation Rights

a.	Exercise Price of Stock Appreciation Rights. The exercise price of a Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant (or more than the Stock Option exercise price per share, if the Stock Appreciation Right was granted in tandem with a Stock Option).
b.	Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Committee in tandem with, or independently of, any Stock Option granted pursuant to Section 5 of the Plan. In the case of a Stock Appreciation Right granted in tandem with a Non-Qualified Stock Option, such Stock Appreciation Right may be granted either at or after the time of the grant of such Option. In the case of a Stock Appreciation Right granted in tandem with an Incentive Stock Option, such Stock Appreciation Right may be granted only at the time of the grant of the Option. A Stock Appreciation Right or applicable portion thereof granted in tandem with a Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Option.
c.	Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Committee, subject to the following:
i.	Stock Appreciation Rights granted in tandem with Options shall be exercisable at such time or times and to the extent that the related Stock Options shall be exercisable.
ii.	Upon exercise of a Stock Appreciation Right, the applicable portion of any related Option shall be surrendered.
iii.	The term of each Stock Appreciation Right share shall be fixed by the Committee, but no Stock Appreciation Right shall have a term that is more than ten years after the date it is granted.

Section 7. Restricted Stock Awards

a.	Nature of Restricted Stock Awards. The Committee shall determine the restrictions and conditions applicable to each Restricted Stock Award at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award Agreement shall be determined by the Committee, and such terms and conditions may differ among individual Awards and grantees.
b.	Rights as a Stockholder. Upon receipt of the Restricted Stock Award Agreement and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the Restricted Stock Award Agreement. If the lapse of restrictions with respect to the Restricted Stock Award is tied to the attainment of performance goals, any dividends paid by the Company during the performance period shall accrue and may not be paid to the grantee until and to the extent the performance goals are met. Unless the Committee shall otherwise determine, (i) uncertificated Restricted Stock shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Stock is vested as provided in Section 7(d) below, and (ii) certificated Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Committee may prescribe.
c.	Restrictions. Restricted Stock may not be sold, assigned,

transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Agreement. Except as may otherwise be provided by the Committee either in the Award Agreement or, subject to Section 17 below, in writing after the Award is issued if a grantee’s employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Stock that has not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price (if any) from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of unvested Restricted Stock that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.

d.

Vesting of Restricted Stock. The Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s right of repurchase or forfeiture shall lapse. Notwithstanding the foregoing, in the event that any such Restricted Stock granted to employees shall have a performance-based goal, the restriction period with respect to such shares shall not be less than one year, and in the event any such Restricted Stock granted to employees shall have a time-based restriction, the total restriction period with respect to

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such shares shall not be less than three years; provided, however, that Restricted Stock with a time-based restriction may become vested incrementally over such three-year period. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.” Except as may otherwise be provided by the

Committee either in the Award Agreement or, subject to Section 17 below, in writing after the Award Agreement is issued, a grantee’s rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the grantee’s termination of employment (or other service relationship) with the Company and its Subsidiaries and such shares shall be subject to the provisions of Section 7(c) above.

Section 8. Deferred Stock Awards

a.	Nature of Deferred Stock Awards. The Committee shall determine the restrictions and conditions applicable to each Deferred Stock Award at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award Agreement shall be determined by the Committee, and such terms and conditions may differ among individual Awards and grantees. Notwithstanding the foregoing, in the event that any such Deferred Stock Award granted to employees shall have a performance-based goal, the restriction period with respect to such Award shall not be less than one year, and in the event any such Deferred Stock Award granted to employees shall have a time-based restriction, the total restriction period with respect to such Award shall not be less than three years; provided, however, that any Deferred Stock Award with a time-based restriction may become vested incrementally over such three-year period. At the end of the deferral period, the Deferred Stock Award, to the extent vested, shall be settled in the form of shares of Stock. To the extent that a Deferred Stock Award is subject to Section 409A, it may contain such additional terms and conditions as the Committee shall determine in its sole discretion in order for such Award to comply with the requirements of Section 409A.
b.	Election to Receive Deferred Stock Awards in Lieu of Compensation. The Committee may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of a Deferred Stock Award. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Committee and in accordance with Section 409A and such other rules and procedures established by the Committee. Any such future cash compensation that the grantee elects to defer shall be converted to a fixed number of phantom stock units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred as provided herein. The Committee shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Committee deems appropriate. Any such Deferred Stock Award that is elected to be received in lieu of cash compensation shall be fully vested unless otherwise provided in the Award Agreement.

c.	Rights as a Stockholder. A grantee shall have rights as a stockholder only as to shares of Stock acquired by the grantee upon settlement of a Deferred Stock Award; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the phantom stock units underlying his Deferred Stock Award, subject to such terms and conditions as the Committee may determine.
d.	Termination. Except as may otherwise be provided by the Committee either in the Award Agreement or, subject to Section 17 below, in writing after the Award Agreement is issued, a grantee’s right in all Deferred Stock Awards that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

Section 9. Unrestricted Stock Awards

Grant or Sale of Unrestricted Stock. The Committee may, in its sole discretion, grant or sell at such purchase price (which may be zero) as determined by the Committee, an Unrestricted Stock Award under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

Section 10. Cash-Based Awards

Grant of Cash-based Awards. The Committee may, in its sole discretion, grant Cash-based Awards to any grantee in such number or amount and upon such terms, and subject to such conditions, as the Committee shall determine at the time of grant. The Committee shall determine the maximum duration of the Cash-based Award, the amount of cash to which the Cash-based Award pertains, the conditions upon which the Cash-based Award shall become vested or payable, and such other provisions as the Committee shall determine. Each Cash-based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Committee. Payment, if any, with respect to a Cash-based Award shall be made in accordance with the terms of the Award and may be made in cash or in shares of Stock, as the Committee determines.

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Section 11. Performance-Based Awards

To Covered Employees

a.	Performance-based Awards. Any employee or Consultant to the Company and who is selected by the Committee may be granted one or more Performance-based Awards in the form of a Restricted Stock Award, Deferred Stock Award or Cash-based Award payable upon the attainment of Performance Goals that are established by the Committee and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Committee. The Committee shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for any Performance Cycle. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. Each Performance-based Award shall comply with the provisions set forth below.
b.	Grant of Performance-based Awards. With respect to each Performance-based Award granted to a Covered Employee, the Committee shall select, within the first 90 days of a Performance Cycle (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the Performance Criteria for such grant, and the Performance Goals with respect to each Performance Criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-based

Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The Performance Criteria established by the Committee may be (but need not be) different for each Performance Cycle and different Performance Goals may be applicable to Performance-based Awards to different Covered Employees.

c.	Payment of Performance-based Awards. Following the completion of a Performance Cycle, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-based Awards earned for the Performance Cycle. The Committee shall then determine the actual size of each Covered Employee’s Performance-based Award, and, in doing so, may reduce or eliminate the amount of the Performance-based Award for a Covered Employee if, in its sole judgment, such reduction or elimination is appropriate.
d.	Maximum Award Payable. The maximum Performance-based Award payable to any one Covered Employee under the Plan for a Performance Cycle is 600,000 Shares (subject to adjustment as provided in Section 3(b) hereof) or $7,000,000 in the case of a Performance-based Award that is a Cash-based Award.

Section 12. Dividend Equivalent Rights

a.	Dividend Equivalent Rights. A Dividend Equivalent Right may be granted hereunder to any grantee as a component of another Award (other than a Stock Option or a Stock Appreciation Right) or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Agreement. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of a Deferred Stock Award with vesting tied to the attainment of performance goals shall provide that such Dividend Equivalent Right shall be settled upon settlement, or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other Award.
b.	Interest Equivalents. Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide in the grant for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.
c.	Termination. Except as may otherwise be provided by the Committee either in the Award Agreement or, subject to Section 17 below, in writing after the Award Agreement is issued, a grantee’s rights in all Dividend Equivalent Rights or interest equivalents granted as a component of another Award that has not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

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Section 13. Transferability of Awards

a.	Transferability. Except as provided in Section 13(b) below, during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.
b.	Committee Action. Notwithstanding Section 13(a), the Committee, in its discretion, may provide either in the Award Agreement regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Awards (other than any Incentive Stock Options) to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award. In no event may an Award be transferred by a grantee for value.

c.	Family Member. For purposes of Section 13(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.
d.	Designation of Beneficiary. Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Committee and shall not be effective until received by the Committee. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

Section 14. Tax Withholding

a.	Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.
b.	Payment in Stock. Subject to approval by the Committee, a grantee may elect to have the Company’s required tax withholding obligation satisfied, in whole or in part, by (i)

authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due up to the maximum statutory tax rate applicable, or (ii) transferring to the Company shares of Stock owned by the grantee with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due; provided, however, that to the extent necessary to avoid adverse accounting treatment such share withholding may not exceed the highest applicable rate. The Committee may also require Awards to be subject to mandatory share withholding up to the required withholding amount. For purposes of share withholding, the Fair Market Value of withheld shares shall be determined in the same manner as the value of shares includable in income of the grantees.

Section 15. Section 409A Awards

To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Committee from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A.

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Section 16. Transfer, Leave of Absence, Etc.

a.	Termination of Employment. If the grantee’s employer ceases to be a Subsidiary, the grantee shall be deemed to have terminated employment for purposes of the Plan. For purposes of the Plan, the following events shall not be deemed a termination of employment:
i.	a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

ii.	an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

Section 17. Amendments and Termination

The Board may, at any time, amend or discontinue the Plan and the Committee may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. Except as provided in Section 3(b) or 3(c), without prior stockholder approval, in no event may the Committee exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect repricing through cancellation and re-grants or cancellation of Stock Options or Stock Appreciation Rights in exchange for cash or other Awards. To the extent required under the rules of any securities exchange or market system on which the Stock is listed, to the extent determined by the Committee to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, or to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 17 shall limit the Committee’s authority to take any action permitted pursuant to Section 3(c) or 3(d).

Section 18. Status of Plan

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

Section 19. General Provisions

a.	No Distribution. The Committee may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.
b.	Delivery of Stock Certificates. Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel (to the extent the Board deems such advice necessary or advisable), that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. All Stock certificates delivered pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that an individual make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee.

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c.	Stockholder Rights. Until Stock is deemed delivered in accordance with Section 19(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.
d.	Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.
e.	Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policy and procedures, as in effect from time to time.
f.	Forfeiture of Awards under Sarbanes-Oxley Act. If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, then any grantee who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse the Company for the amount of any Award received by such individual under the Plan during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission, as the case may be, of the financial document embodying such financial reporting requirement.
g.	Clawback Policy. Awards under the Plan shall be subject to the Company’s clawback policy, which may be in effect from time to time.

Section 20. Effective Date of Plan

This Plan shall become effective upon stockholder approval in accordance with applicable state law, the Company’s bylaws and articles of incorporation, and applicable stock exchange rules. No grants of Stock Options and other Awards may be made hereunder after the tenth (10th) anniversary of the Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth (10th) anniversary of the date the Third Amended and Restated Plan is approved by the Board.

Section 21. Governing Law

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.

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IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted via the Internet or telephone must be received by 11:59 p.m., Eastern, on April 30, 2017.

Vote by Internet
• Go to www.investorvote.com/TYPE
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
• Follow the instructions provided by the recorded message

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

 A  Proposals — The Board of Directors recommends you vote FOR the following Class II directors:

1. Election of three Class II directors to serve until the 2020 annual meeting of stockholders and until their respective successors are duly elected and qualified or until their earlier resignation or removal from among the following nominees:

Ê
	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Robert L. Lentz	☐	☐	☐	02 - Douglas J. Shaw	☐	☐	☐	03 - Peter J. Simone	☐	☐	☐

The Board of Directors recommends you vote FOR Proposal 2, Annual on Proposal 3, and FOR Proposals 4 and 5:

	For	Against	Abstain		Annual	2 Years	3 Years	Abstain
2. An advisory approval of the Company’s executive compensation.	☐	☐	☐	3. Frequency of Advisory Vote on Executive Compensation	☐	☐	☐	☐

4. Approval of the Third Amended and Restated 2007 Stock Option and Incentive Plan	☐	☐	☐	5. Ratify Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017.		☐	☐	☐

Note:	Such other business as may properly come before the meeting or any adjournment thereof.

 B  Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

 C  Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

1 U P X	Ê

02JC0C

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and the Company’s Annual Report on Form 10-K are available at http://ir.monotype.com/

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — MONOTYPE IMAGING HOLDINGS INC.

Notice of 2017 Annual Meeting of Stockholders

TO BE HELD AT: COMPANY HEADQUARTERS, 600 UNICORN PARK DRIVE, WOBURN, MA 01801

Proxy Solicited by Board of Directors for Annual Meeting — May 1, 2017

Scott E. Landers and Anthony Callini, or each of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Monotype Imaging Holdings Inc. to be held on May 1, 2017 or at any postponement or adjournment thereof.

If no other indication is made on the reverse side of this form, the proxies shall vote: (a) for the election of the director nominees; and (b) in accordance with the recommendations of the Board of Directors on the other matters referred to on the reverse side.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)